FORM 10-Q                                          EXECUTION COPY
Exhibit 2.1(m)










                 RECEIVABLES PURCHASE AGREEMENT


                   dated as of March 25, 1997


                              Among


                      CONE RECEIVABLES LLC,
                            as Seller

                               and

                     CONE MILLS CORPORATION,
                           as Servicer

                               and


                  DELAWARE FUNDING CORPORATION,
                            as Buyer

FORM 10-Q
Exhibit 2.1(m)  (continued)

                        Table of Contents
                                                             Page
                            ARTICLE I

                    DEFINITIONS; CONSTRUCTION

1.01.     Certain Definitions. . . . . . . . . . . . . . . . .  1
1.02.     Interpretation and Construction. . . . . . . . . . . 21
1.03.     Obligor Classification . . . . . . . . . . . . . . . 22

                           ARTICLE II

                    PURCHASES AND SETTLEMENTS

2.01.     General Assignment and Conveyance. . . . . . . . . . 22
2.02.     Purchase Limits. . . . . . . . . . . . . . . . . . . 22
2.03.     Purchase Price . . . . . . . . . . . . . . . . . . . 23
2.04.     Deferred Purchase Price. . . . . . . . . . . . . . . 23
2.05.     Reinvestment Purchases . . . . . . . . . . . . . . . 23
2.06.     Funding of the Net Investment. . . . . . . . . . . . 24
2.07.     Discount . . . . . . . . . . . . . . . . . . . . . . 25
2.08.     Non-Liquidation Settlements and Other Payment
          Procedures . . . . . . . . . . . . . . . . . . . . . 25
2.09.     Liquidation Settlement Procedures. . . . . . . . . . 27
2.10.     Fees . . . . . . . . . . . . . . . . . . . . . . . . 27
2.11.     Optional Reduction of Maximum Net Investment;
          Optional Reduction of Net Investment . . . . . . . . 27
2.12.     Mandatory Repurchase Under Certain
          Circumstances. . . . . . . . . . . . . . . . . . . . 28
2.13.     Payments and Computations, Etc.; Allocation of
          Collections. . . . . . . . . . . . . . . . . . . . . 28
2.14.     Reports. . . . . . . . . . . . . . . . . . . . . . . 29
2.15.     Expiration Date. . . . . . . . . . . . . . . . . . . 29

                           ARTICLE III

                       CLOSING PROCEDURES

3.01.     Purchase and Sale Procedures . . . . . . . . . . . . 29
3.02.     Conditions to Closing. . . . . . . . . . . . . . . . 30
3.03.     Conditions to Reinvestment and Incremental
          Purchases. . . . . . . . . . . . . . . . . . . . . . 32

FORM 10-Q
Exhibit 2.1(m)  (continued)
                           ARTICLE IV

                    PROTECTION OF THE BUYER;
                 ADMINISTRATION AND COLLECTIONS

4.01.     Acceptance of Appointment and Other Matters
          Relating to the Servicer . . . . . . . . . . . . . . 33
4.02.     Maintenance of Information and Computer Records. . . 33
4.03.     Protection of the Interests of the Buyer . . . . . . 34
4.04.     Maintenance of Writings and Records. . . . . . . . . 35
4.05.     Information. . . . . . . . . . . . . . . . . . . . . 35
4.06.     Performance of Undertakings Under the
          Receivables. . . . . . . . . . . . . . . . . . . . . 35
4.07.     Administration and Collections . . . . . . . . . . . 35
4.08.     Complete Servicing Transfer. . . . . . . . . . . . . 37
4.09.     Lockboxes. . . . . . . . . . . . . . . . . . . . . . 38
4.10.     Servicer Default . . . . . . . . . . . . . . . . . . 40
4.11.     Servicer Indemnification of Affected Parties . . . . 40
4.12.     Servicer Not to Resign . . . . . . . . . . . . . . . 41

                            ARTICLE V

                 REPRESENTATIONS AND WARRANTIES

5.01.     General Representations and Warranties of the
          Seller . . . . . . . . . . . . . . . . . . . . . . . 42
5.02.     Representations and Warranties of the Seller
          With Respect to Each Sale of Receivables . . . . . . 45
5.03.     General Representations and Warranties of the
          Corporation. . . . . . . . . . . . . . . . . . . . . 46

                           ARTICLE VI

                            COVENANTS

6.01.     Affirmative Covenants. . . . . . . . . . . . . . . . 49
6.02.     Negative Covenants . . . . . . . . . . . . . . . . . 55

                           ARTICLE VII

                           TERMINATION

7.01.     Termination Events . . . . . . . . . . . . . . . . . 57
7.02.     Consequences of a Termination Event. . . . . . . . . 59

FORM 10-Q
Exhibit 2.1(m)  (continued)
                          ARTICLE VIII

                          MISCELLANEOUS

8.01.     Expenses . . . . . . . . . . . . . . . . . . . . . . 60
8.02.     Indemnity for Taxes, Reserves and Expenses . . . . . 61
8.03.     Indemnity. . . . . . . . . . . . . . . . . . . . . . 62
8.04.     Holidays . . . . . . . . . . . . . . . . . . . . . . 63
8.05.     Records. . . . . . . . . . . . . . . . . . . . . . . 64
8.06.     Amendments and Waivers . . . . . . . . . . . . . . . 64
8.07.     Term of Agreement. . . . . . . . . . . . . . . . . . 64
8.08.     No Implied Waiver; Cumulative Remedies . . . . . . . 64
8.09.     No Discharge . . . . . . . . . . . . . . . . . . . . 64
8.10.     Notices. . . . . . . . . . . . . . . . . . . . . . . 65
8.11.     Severability . . . . . . . . . . . . . . . . . . . . 65
8.12.     Governing Law; Submission to Jurisdiction. . . . . . 65
8.13.     Prior Understandings . . . . . . . . . . . . . . . . 66
8.14.     Survival . . . . . . . . . . . . . . . . . . . . . . 66
8.15.     Counterparts . . . . . . . . . . . . . . . . . . . . 66
8.16.     Set-Off. . . . . . . . . . . . . . . . . . . . . . . 66
8.17.     Successors and Assigns . . . . . . . . . . . . . . . 66
8.18.     Waiver of Confidentiality. . . . . . . . . . . . . . 67
8.19.     Payments Set Aside . . . . . . . . . . . . . . . . . 67
8.20.     No Petition. . . . . . . . . . . . . . . . . . . . . 67
8.21.     No Recourse. . . . . . . . . . . . . . . . . . . . . 67



Exhibits

Exhibit A      (Intentionally Omitted)
Exhibit B      Description of Qualifying Receivables
Exhibit C      Form of Purchase Notice for Incremental Purchase
Exhibit D      Form of Tranche Selection Notice
Exhibit E      Form of Report Showing Discount
Exhibit F      (Intentionally Omitted)
Exhibit G      Form of Monthly Report
Exhibit H      Form of Lockbox Transfer Letter
Exhibit I      (Intentionally Omitted)
Exhibit J      (Intentionally Omitted)
Exhibit K      (Intentionally Omitted)
Exhibit L      Information regarding Chief Executive Office, Etc.
               pursuant to Section 5.03(f)

FORM 10-Q
Exhibit 2.1(m)  (continued)

Schedules to Disclosure Schedule

Schedule 1     Credit and Collections Policy

Schedule 2 Information regarding Material Adverse Changes pursuant to Section 5.03(k)

Schedule 3 Information regarding Litigation, etc. pursuant to Sections 5.01(k) and 5.03(l)

Schedule 4 Permitted Lockbox Banks, Lockbox Account Numbers and Permitted Lockboxes

Schedule 5     Persons that may not be Successor Servicers

FORM 10-Q
Exhibit 2.1(m)  (continued)

                 RECEIVABLES PURCHASE AGREEMENT

     RECEIVABLES PURCHASE AGREEMENT, dated as of March 25, 1997, among CONE RECEIVABLES LLC, a Delaware limited liability company (the Seller"), CONE MILLS CORPORATION, a North Carolina corporation ("the "Corporation") as Servicer (the "Servicer") and in its individual capacity, and DELAWARE FUNDING CORPORATION, a Delaware corporation (with its successors and assigns, the "Buyer").
                            RECITALS

     WHEREAS, pursuant to the Purchase Agreement, the Seller purchases from the Corporation, as Originator, trade receivables resulting from the sale of goods or services to customers of the Corporation; and

     WHEREAS, the Buyer may from time to time purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;
and

     WHEREAS, the Servicer has agreed to service and administer or cause to be serviced and administered the receivables in accordance with the terms hereof;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                            ARTICLE I

                    DEFINITIONS; CONSTRUCTION

     1.01. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affected Party" shall mean each of the Buyer, any assignee of the Buyer, the Collateral Agent, the Banks, the LOC Bank, any assignee of any of the Buyer's obligations to the Banks or the LOC Bank under the Credit Agreement or the Letter of Credit Reimbursement Agreement, respectively, and the Agent.

     "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Agent" shall mean Morgan Guaranty Trust Company of New
York, together with its successors and assigns, in its capacity as agent for the Banks.

     "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods for all Tranches at such time,
(ii) the Net Investment at such time, (iii) all fees accrued and unpaid hereunder at such time and (iv) all other amounts owed (whether due or accrued) hereunder by the Seller to the Buyer at such time.

     "Agreement" shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

     "Allowance for Collection Delays" shall mean 10 days.

     "Average Collection Period" shall mean, at any time, the Days' Sales Outstanding.

     "Banks" shall mean the banks which are party to the Credit
Agreement.

     "Base Rate" shall mean, for any day, the higher of (i) the prime rate announced from time to time by Morgan Guaranty Trust Company of New York in effect on such day, and (ii) (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Morgan Guaranty Trust Company of New York from three Federal funds brokers of recognized standing selected by it, plus
(y) one-half of one percent (1/2%).

     "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of Delaware or the State of New York or any other day on which banking institutions are authorized or obligated to close in the State of Delaware or the State of New York.

     "Buyer's Discount" shall mean, at any time, an amount equal to the following:
                    NI x (((TR + PF) x RV) + SC) x (D)
                                   WAP

FORM 10-Q
Exhibit 2.1(m)  (continued)

Where:

NI =      the Net Investment at such time;

TR =      the highest Tranche Rate applicable to any outstanding
          Tranche at such time;

PF =      the Program Fee;

RV =      the Rate Variance Factor;

SC =      the Servicer's Compensation;

D  =      the greater of (i) the sum of the Average Collection
          Period and the Allowance for Collection Delays and (ii) the number of days remaining in the last expiring outstanding Tranche Period; and

WAP the weighted average number of days in the annual period of all Tranches then outstanding, with Tranches having Tranche Rates calculated by reference to a rating other than Base Rate having a 360-day annual period and Tranches having Tranche Rates calculated by reference to the Base Rate having a 365-day or 366-day, as the case may be, annual period.

          "Buyer's Percentage Interest" shall mean, at any time of determination, a percentage equal to the following:

                         NI + DPP + BD
                              NRB

Where:

NI   =    the Net Investment at the time of such determination;

DPP  =    the Deferred Purchase Price at the time of such
determination;

BD   =    the Buyer's Discount at the time of such determination;
          and

NRB  =    the Net Receivables Balance at the time of such
determination.

          Notwithstanding the foregoing computation, the Buyer's
Percentage Interest shall not exceed 100%.  The Buyer's

FORM 10-Q
Exhibit 2.1(m)  (continued)

Percentage Interest shall be calculated as of the end of the immediately preceding month by the Servicer on the closing date of the initial Incremental Purchase hereunder. Thereafter, until the Expiration Date, the Buyer's Percentage Interest shall be recomputed in Monthly Reports delivered pursuant to Section 2.14 hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon request of the Buyer made to the Servicer. Absent any error in calculation, the Buyer's Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Sections 2.05 and 2.08(a) hereof during any period between computations of the Buyer's Percentage Interest; provided, however, that on and after the Expiration Date, the Buyer's Percentage Interest shall be equal to the greater of (i) the Buyer's Percentage Interest on the first Business Day preceding the occurrence of the Expiration Date, and (ii) the Buyer's Percentage Interest on each Business Day after the occurrence of the Expiration Date. If the Servicer shall fail to promptly calculate the Buyer's Percentage Interest as required herein, the Buyer may compute the Buyer's Percentage Interest, which computation shall be conclusive absent manifest error.

     "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Charge-Off" shall mean a Receivable (or any portion thereof): (i) which has been identified by the Servicer as uncollectible, or (ii) which, in accordance with the Credit and Collection Policy, should be written off the Seller's books as uncollectible.

     "Charge-Off Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables which became Charge-Offs during such period (after giving effect to any recoveries during such period), to (ii) the aggregate amount of Collections during the period for which such ratio is being determined.

     "Chief Executive Office" shall mean, with respect to the Seller or the Originator, the place where the Seller or the Originator is located, within the meaning of Section 9-103(3)(d), or any analogous provision, of the UCC, in effect in the

FORM 10-Q
Exhibit 2.1(m)  (continued)

jurisdiction whose Law governs the perfection of the Buyer's ownership interest in any Receivables.

     "Closing Date" shall mean March 26, 1997.

     "Collateral Agent" shall mean Morgan Guaranty Trust Company of New York, together with its successors and assigns, as collateral agent under the Security Agreement.

     "Collections" shall mean, for any Receivable as of any date,
(i) the sum of all amounts, whether in the form of wire transfers, cash, checks, drafts, or other instruments, received by the Seller or the Servicer or in a Permitted Lockbox or directly by the Buyer in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable, all Finance Charges, if any, and other fees and charges (ii) cash proceeds of Related Security with respect to such Receivable, and
(iii) all amounts deemed to have been received by the Seller or the Servicer as a Collection pursuant to Section 2.08(c) hereof.

     "Commercial Paper" shall mean promissory notes of the Buyer issued by the Buyer in the commercial paper market.

     "Complete Servicing Transfer" shall have the meaning ascribed to such term in Section 4.08 hereof.

     "Concentration Factor" shall mean (i) for any Group A Obligor and its Subsidiaries, 13% of an amount equal to the Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries, other than VF Corporation and its Subsidiaries, 6% of an amount equal to the Outstanding Balances of all Eligible Receivables, (iii) for any Group C Obligor and its Subsidiaries, 4% of an amount equal to the Outstanding Balance of all Eligible Receivables, (iv) for any Group D Obligor and its Subsidiaries, 2% of an amount equal to the Outstanding Balance of all Eligible Receivables and (v) for VF Corporation and its Subsidiaries, 7% of an amount equal to the Outstanding Balance of all Eligible Receivables; provided that if the implied senior unsecured long-term debt or senior unsecured long-term debt (in each case disregarding any debt based upon third party credit enhancement or collateral) of VF Corporation shall be rated below "BBB-" by S&P or "Baa3" by Moody's, the "Concentration Factor" for VF Corporation and its Subsidiaries shall be 2% of an amount equal to the Outstanding Balances of all Eligible Receivables.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Concentration Percentage" shall mean, for any Obligor, a fraction, expressed as a percentage, the numerator of which is an amount equal to the aggregate Outstanding Balances of the Eligible Receivables of the related Obligor and its Subsidiaries and the denominator of which is an amount equal to the Outstanding Balances of all Eligible Receivables reduced by the aggregate amount of the reserve for all Dilution Factors as shown on the most recent Monthly Report.

     "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated under GAAP with those of the Corporation in its consolidated financial statements as of such date.

     "Contract" shall mean a binding contract (including a binding invoice) between the Originator and an Obligor which gives rise to a short-term trade receivable with a maturity of not greater than one year arising from the sale by the Originator of goods or services in the ordinary course of the Originator's business.

     "Corporation" shall mean Cone Mills Corporation, a North
Carolina corporation and its successors and assigns.

     "Credit Agreement" shall mean the Amended and Restated Credit Agreement (Asset Group I) dated as of December 6, 1995 among the Buyer, the Banks and the Agent, as the same may from time to time be amended, supplemented or otherwise modified, or such other agreement providing liquidity support for the Receivables.

     "Credit and Collection Policy" shall mean the Originator's credit, collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Schedule 1 of the Disclosure Schedule as the same may be modified from time to time in compliance with Section 6.02(e) hereof.

     "Days' Sales Outstanding" shall mean at any time, the "Days'
Sales Outstanding" as set forth in the most recent Monthly
Report.

     "Dealers" shall have the meaning ascribed to such term in
Section 8.21 hereof.

     "Debt" of a Person shall mean such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred

FORM 10-Q
Exhibit 2.1(m)  (continued)

purchase price of property, (iii) obligations, whether or not assumed, which are secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes acceptances or other instruments which, in accordance with GAAP, should be included as a liability on such Person's financial statements, (v) Capitalized Lease obligations, (vi) obligations pursuant to a Guarantee and (vii) liabilities in respect of unfunded vested benefits under plans covered by Title IV Of ERISA.

     "Default Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate
Outstanding Balance of all Receivables which are Defaulted
Receivables as of the last day of such period of determination to
(ii) the aggregate Outstanding Balance of all Receivables as of the last day of such period of determination.

     "Defaulted Receivable" shall mean a Receivable (i) in respect of which the Obligor is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (ii) which has become uncollectible by reason of such Obligor's inability to pay, as determined by the Buyer or the Servicer, in either case in accordance with the Credit and Collection Policy, (iii) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor, (iv) as to which the Obligor thereof is deceased, or (v) in respect of which the Obligor is more than 90 days past due, except that portion of the Outstanding Balance of the Receivables of such Obligor which is the subject of a good faith Dispute between the Originator and the Obligor as to the amount due on the related Contract.

     "Deferred Purchase Price" shall mean, at any time, the Loss
Percentage at such time multiplied by the Investment at such time.

     "Delayed Receivables" shall mean a Receivable in respect of which the Obligor is more than 60 days but less than 91 days past due, except that portion of the Outstanding Balance of the Receivables of such Obligor which is the subject of a good faith Dispute between the Seller and the Obligor as to the amount due on the related Contract.

     "Delayed Receivables Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the

FORM 10-Q
Exhibit 2.1(m)  (continued)

aggregate Outstanding Balance of Receivables that became Delayed
Receivables during such period of determination and (ii) the aggregate Outstanding Balance of all Receivables as of the last day of such period of determination.

     "Dilution Factors" shall mean credits, cancellations, cash discounts, warranties, allowances, disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations) that are given to an Obligor in accordance with the Credit and Collection Policy.

     "Dilution Ratio" shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate reduction in the original balance of all Receivables which have been reduced by Dilution Factors during such period of determination to (ii) the aggregate amount of Collections during the period for which such ratio is being determined.

     "Disclosure Schedule" shall mean the disclosure schedules delivered by the Seller and the Corporation to the Buyer simultaneously with the execution of this Agreement.

     "Discount" shall mean with respect to any Tranche Period for any Tranche:

                    (TR + PF) x TNI x AD
                              AP

Where:

TR   =         the Tranche Rate applicable to such Tranche Period
               for such Tranche;

PF   =         the Program Fee if the Tranche Rate applicable to
               such Tranche Period is based on commercial paper;

TNI  =         the amount of such Tranche; and

AD   =         the actual number of days (including the first but
               excluding the last day) during such Tranche
               Period;

AP   =         the number of days in the annual period on the
               basis of which Discount for such Tranche Period is calculated, being 360 if the Tranche Rate for such

FORM 10-Q
Exhibit 2.1(m)  (continued)

               Tranche period is calculated by reference to any rate other than Base Rate, and 365 or 366, as the case may be, if the Tranche Rate for such Tranche Period is calculated by reference to Base Rate.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable Law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

     "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

     "Dollar" and "$" shall mean lawful currency of the United
States of America.

     "Eligible Receivable" shall mean, at the time, any
Receivable:

     (a) which together with the related Contract complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

     (b) which constitutes an "account" or a "general intangible" or is evidenced by "chattel paper", in each case as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Buyer's ownership interest therein, or is evidenced by an "instrument", as defined in the UCC as so in effect, which is in the possession of the Buyer;

     (c) which was originated in connection with a sale of goods or the provision of services by the Originator in the ordinary course of the Originator's business to an Obligor who was approved by the Originator in accordance with the Credit and Collection Policy, and which Obligor is not an Affiliate of the Originator;

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (d) which (i) arises from a Contract and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Originator under such Contract and (B) does not contain any provision that restricts the ability of the Buyer to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

     (e) which constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, subject to no offset, counterclaim or other defense;

     (f)  which provides for payment in Dollars by the related
Obligor;

     (g)  which directs payment thereof to be sent to a Permitted
Lockbox;

     (h) which has not been repurchased by the Seller pursuant to the repurchase provisions of this Agreement;

     (i)  which is not a Defaulted Receivable;

     (j) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Purchased Interest to the Buyer hereunder unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

     (k) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement and the Security Agreement;

     (1) for which there has been no rejection or return of, or other Dispute (known to any Responsible Officer) having risen with respect to, the goods or services which gave rise to such Receivable and all goods and services in connection therewith have been finally performed or delivered to and accepted by the Obligor without Dispute;

     (m) which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof, unless otherwise agreed to in writing by the Seller, the Buyer and the other Affected Parties;

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (n) which does not provide the Obligor with the right to obtain any cash advance thereunder;

     (o) which is not a Receivable as to which the Buyer has notified the Seller that the Buyer has determined that such Receivable or class of Receivables is not acceptable for purchase hereunder because of the nature of the business of the Obligor or otherwise; provided, however, if the Buyer has not so notified the Seller prior to the Purchase by the Buyer of such Receivable, such Receivable shall continue to be an Eligible Receivable for the purpose of this clause "(o)" notwithstanding any subsequent notice, pursuant to this clause "(o)", from the Buyer to the Seller;

     (p) which, if such Receivable is not interest bearing, by its terms requires the first payment in respect thereof to be made no later than 120 days after the date of the original invoice with respect thereto;

     (q) which is owed by an Obligor not more than 25% of whose aggregate Outstanding Balances of Receivables are more than 90 days past due, except that portion of the Outstanding Balance of the Receivables of such Obligor which is the subject of a good faith Dispute between the Originator and the Obligor as to the amount due on the related Contract; provided, however, that all Eligible Receivables of an Obligor purchased by the Buyer prior to the date on which more than 25% of the aggregate Outstanding Balances of Receivables of such Obligor are more than 90 days past due, shall continue to be Eligible Receivables for the purpose of this clause "(q)";

     (r) which has an Obligor which is a Person domiciled in the United States of America;

     (s) which is an account receivable constituting all or a part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company
Act of 1940, as amended from time to time; and

     (t)  the purchase of which with the proceeds of Commercial
Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933 as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "ERISA Affiliate" shall mean any corporation or person which is a member of any group of organizations (i) described in
Section 4.14(b) or (c) of the Internal Revenue Code of which the Corporation is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code of which the Corporation is a member.

     "Event of Bankruptcy" shall mean, for any Person:

     (a) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

     (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against the Seller or the Corporation, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or

     (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

     (d) such Person or any Subsidiary of such Person shall take any action in furtherance of any of the actions set forth in the preceding clause (a), (b) or (c).

     "Event of Termination" shall mean with respect to any Plan, a reportable event, as defined in Section 4043(b) of ERISA, as to

FORM 10-Q
Exhibit 2.1(m)  (continued)

which the PBGC has not by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or the withdrawal of the Corporation or any ERISA Affiliate from a Plan during a plan year in which it is a substantial employer, as defined in Section 4043(b) of ERISA, or the failure by the Corporation or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Corporation or any ERISA Affiliate to terminate any Plan, or (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA would result in the loss of tax- exempt status of the trust of which such Plan is a part if the Corporation or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by the Corporation or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or
(viii) the complete or partial withdrawal from a Multiemployer Plan by the Corporation or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or (ix) the receipt by the Corporation or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
Section 4041A of ERISA, or (x) any event or circumstance exists which may reasonably be expected to constitute grounds for the Corporation or any ERISA Affiliate to incur liability under Title IV of ERISA (other than the liability for the payment of premiums) or liability for failing timely to make required contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code.

     "Expiration Date" shall mean the earliest of (i) March 24, 1998 (ii) the date of termination of the commitment of the LOC

FORM 10-Q
Exhibit 2.1(m)  (continued)

Bank under the Letter of Credit Reimbursement Agreement, (iii) the date of termination of the commitment of the Banks under the Credit Agreement or (iv) the day on which the Buyer delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(k) hereof occurs.

     "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

     "Fiscal Year" shall mean the Monday following the Sunday nearest December 31 through the Sunday nearest December 31 which is the fiscal year of the Corporation and the Seller for accounting purposes.

     "Foreign Receivable" shall mean all receivables arising from the sale by the Originator of goods or services to Obligors located outside of the United States. For the purposes of this definition, a sale of goods or services shall be deemed to have been made to an Obligor located outside of the United States if
(i) the goods are shipped by the Originator or at the Originator's direction to a facility of such Obligor which is not located within the fifty states of the United States or (ii) such Obligor is an entity existing under the laws of a jurisdiction other than the fifty states of the United States and the principal place of business of such Obligor is not located in any of the fifty states of the United States.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

     "Goldman" shall have the meaning ascribed to such term in
Section 8.21 hereof.

     "Group A Obligor" shall mean any Obligor whose short-term debt is rated at least "A-1" by S&P, and at least "P-1" by Moody's, or, in the case of an Obligor with long-term ratings only, at least "A" by S&P and at least "A2" by Moody's.

     "Group B Obligor" shall mean any Obligor (i) who is not a Group A Obligor and (ii) whose short-term debt is rated at least "A-2" by S&P, and at least "P-2" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB+" by S&P and at least "Baa1" by Moody's.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Group C Obligor" shall mean any Obligor (i) who is not a Group A Obligor or a Group B Obligor and (ii) whose short-term debt is rated at least "A-3" by S&P, and at least "P-3" by Moody's, or in the case of an Obligor with long-term debt ratings only, at least "BBB-" by S&P and at least "Baa3" by Moody's.

     "Group D Obligor" shall mean any Obligor who is not a Group
A Obligor, Group B Obligor or Group C Obligor who is not specifically referenced in the definition of "Concentration
Factor."

     "Guarantee" shall mean, as applied to any Debt, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Debt, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The amount of any Guarantee shall be deemed to be the maximum amount of the Debt guaranteed for which the guarantor could be held liable under such Guarantee.

     "Incremental Purchase" shall have the meaning ascribed to such term in Section 2.02 hereof.

     "Indemnified Parties" shall have the meaning ascribed to such term in Section 8.02(a) hereof.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

     "Investment" shall mean, at any time, the sum of the Net
Investment plus the Deferred Purchase Price, which amount can also be computed as follows:

I  =    NI
     1 - LP

Where:

NI  =     the Net Investment at such time; and

LP  =     the Loss Percentage at such time.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Investment Percentage" shall mean, at any time, the Investment at such time divided by the Net Receivables Balance at such time.

     "JPM" shall have the meaning ascribed to such term in
Section 7.01(m) hereof.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any official Body.

     "Letter Agreement" shall mean the agreement dated the date of this Agreement, as amended from time to time, between the Seller and the Buyer setting forth, among other things, certain fees payable to the Buyer by the Seller in connection with the Buyer's investment in the Seller's Receivables.

     "Letter of Credit" shall mean the letter of credit issued by the LOC Bank under the Letter of Credit Reimbursement Agreement.

     "Letter of Credit Reimbursement Agreement" shall mean the Amended and Restated Program Letter of Credit Agreement dated as of December 6, 1995 between the Buyer and the LOC Bank, as the same may from time to time be amended, supplemented or otherwise modified.

     "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

     "LOC Bank" shall mean Morgan Guaranty Trust Company of New
York, together with its successors or assigns, as the party to the Letter of Credit Reimbursement Agreement issuing the Letter of Credit.

     "Lockbox Account" shall mean a demand deposit account identified on Schedule 4 of the Disclosure Schedule maintained with a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of depositing payments made by the Obligors or such other account as the Servicer and the Buyer may agree upon from time to time.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Lockbox Servicing Instructions" shall mean the instructions relating to lockbox services in connection with a Permitted Lockbox and related Lockbox Account which are in compliance with
Section 4.09 hereof and otherwise in form and substance satisfactory to the Buyer, which have been executed and delivered by the Seller to a Permitted Lockbox Bank.

     "Lockbox Transfer Letter" shall have the meaning ascribed to such term in Section 3.02(i) hereof.

     "Loss Percentage" shall mean, at any time, the greatest of:

(i) 13%; or

 (ii)  5 x DR;

Where:

DR   =    the average of the Delayed Receivables Ratios for each of
          the three months immediately preceding the date of computation.

     "Maximum Net Investment" shall mean $40,000,000, unless, otherwise increased with the consent of the Buyer or reduced as provided in Section 2.11(a) hereof; provided, however, that at all times on and after the Expiration Date, the "Maximum Net
Investment" shall mean the Net Investment.

     "Member" shall have the meaning assigned to such term in the Delaware Limited Liability Company Act.


     "Merrill" shall have the meaning ascribed to such term in
Section 8.21 hereof.

     "Monthly Report" shall have the meaning ascribed to such term in Section 2.14 hereof.

     "Moody's" shall mean Moody's Investors Service, Inc., together with its successors.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Corporation or any ERISA Affiliate on behalf of its employees and which is covered by Title V of ERISA.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Net Investment" shall mean, at any time, the sum of the amounts of Purchase Price paid to the Seller for each Incremental Purchase less the aggregate amount of Collections received and applied by Buyer to reduce such Net Investment pursuant to Sections 2.08(b), 2.08(e), 2.09, 2.11(b) and 2.12 hereof (which shall not include any amounts paid to the Buyer as Discount hereunder); provided that the Net Investment shall be increased by the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.

     "Net Investment Percentage" shall mean, at any time, the Net
Investment at such time divided by the Net Receivables Balance at such time.

     "Net Receivables Balance" shall mean, at any time, the Outstanding Balances of the Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balances of all Receivables of each Obligor at such time exceeds the Concentration Factor for such Obligor at such time.

     "Notice of Termination" shall have the meaning ascribed to such term in Section 7.02 hereof.

     "Obligor" shall mean, for any Receivable, each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to the Originator or the Seller, as assignee of the Originator, pursuant to such Contract.

     "Office" shall mean, when used in connection with the Buyer, the Seller, the Servicer or the Corporation, their respective offices as set forth on the signature pages hereto, or at such other office or offices of the Buyer, the Seller, the Servicer or the Corporation, or branch, Subsidiary or Affiliate of any thereof as may be designated in writing from time to time by the Buyer, the Seller, the Servicer or the Corporation, to the other parties hereto, as appropriate.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Operating Agreement" shall mean that Limited Liability
Company Agreement dated the date of this Agreement relating to the Seller and executed by the Corporation as the sole Member of the Seller.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Originator" shall mean the Corporation.

     "Outstanding Balance" of any Receivable shall mean, at any time, the then outstanding amount thereof, including any accrued and outstanding Finance Charges related thereto

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Lockbox" shall mean a post office box or other mailing location identified on Schedule 4 of the Disclosure Schedule maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location as the Buyer and the Servicer may agree upon from time to time.

     "Permitted Lockbox Bank" shall mean a bank identified on
Schedule 4 of the Disclosure Schedule or such other bank as the Servicer and the Buyer may agree upon from time to time.

     "Person" shall mean an individual, corporation, partnership
(general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

     "Plan" shall mean any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by the Corporation or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Potential Termination Event" shall mean an event or condition which with the giving of notice, the passage of time or any combination of the foregoing, would constitute a Termination Event.

     "Proceeds" shall mean "proceeds", as defined in Section
9-306(1) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Buyer's ownership interest therein.

     "Program Fee" shall have the meaning ascribed to such term in the Letter Agreement.


     "Purchase" shall mean a purchase by the Buyer of an undivided percentage ownership interest in Receivables hereunder, together with the Related Security and Collections with respect thereto.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Purchase Agreement" shall mean the Purchase Agreement, dated as of March 25, 1997, by and between the Seller, as purchaser under such Purchase Agreement, and the Originator, as seller, of the Receivables, as the same may from time to time be amended, supplemented or otherwise modified.

     "Purchase Availability Amount" shall mean, as of any date, an amount equal to the excess, if any, of (i) the Maximum Net
Investment as of such date over (ii) the Net Investment as of such date.

     "Purchase Availability Fee" shall have the meaning ascribed to such term in the Letter Agreement.

     "Purchase Documents" shall mean this Agreement, the Lockbox Servicing Instructions, the Lockbox Transfer Letters, the Purchase Agreement and the Subordinated Note issued thereunder and such other agreements, documents and instruments entered into and delivered by Seller, the Servicer or the Corporation in connection with the transactions contemplated by this Agreement.

     "Purchase Loan" shall have the meaning ascribed to such term in Section 2.06(c) hereof.

     "Purchase Notice" shall have the meaning ascribed to such term in Section 2.03 hereof.

     "Purchase Price" shall mean with respect to any Incremental Purchase, the amount agreed to by the Seller and the Buyer and paid to the Seller by the Buyer as set forth in the Purchase Notice related to such Incremental Purchase. Purchase Price refers to an amount actually paid and does not include any amount of Deferred Purchase Price.

     "Purchased Interest" shall mean (a) at any time prior to the close of business on the Expiration Date, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, equal to the Buyer's Percentage Interest at such time, and only at such time (without regard to prior calculations) and (b) at any time after the close of business on the Expiration Date, an ownership interest in (i) each and every Receivable outstanding as of the close of business on the Expiration Date, (ii) all Related Security with respect to each such Receivable (iii) all Collections with respect thereto and (iv)

FORM 10-Q
Exhibit 2.1(m)  (continued)

other Proceeds of the foregoing, equal to the Buyer's Percentage Interest at such time (without regard to prior calculations). The Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Purchased Interest in each other Receivable, together with Related Security and Collections. To the extent that the Purchased Interest shall decrease as a result of a recalculation of the Buyer's Percentage Interest, the Buyer shall be deemed to have reconveyed to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Purchased Interest in each Receivable shall be equal to the Purchased Interest in each other Receivable.

     "Rate Variance Factor" shall mean a variance factor, not to exceed 110%, as the Buyer shall select from time, to time in its sole discretion.

     "Receivable" shall mean, all indebtedness owed to the Seller or the Originator by any Obligor (without giving effect to any purchase hereunder by the Buyer at any time) under a Contract, whether or not constituting an account or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods or the rendering of services by the Originator and satisfying the description set forth on Exhibit B hereto, all monies due or to become due under such Contracts and including the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto, but excluding any amount of sales tax, excise tax or other similar tax or charge incurred in connection with the sale of the goods or services which gave rise to such indebtedness; provided that the term Receivable shall not mean and shall not include any Foreign Receivables and shall not mean and shall not include receivables arising from the sale of goods or services to Levi Strauss & Co. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.08(c) hereof and the Seller has complied with all of its obligations in respect of such deemed Collections pursuant to
Section 2.08(e) hereof, it shall no longer constitute a Receivable hereunder.

     "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Referral Agent" shall mean Morgan Guaranty Trust Company of New York together with its successors or assigns, in its capacity as referral agent for the Buyer under the Amended and Restated Referral Agreement dated as of December 6, 1995 between the Buyer and the Referral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

     "Related Security" shall mean with respect to any Receivable:

     (a) all of the Seller's interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which by the Originator gave rise to such Receivable;

     (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

     (c) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

     (d) all Records retaking to, and all service contracts and any other contracts associated with, the Receivables, the Contracts or the Obligors; and

     (e) all of the Seller's right, title and interest in and to the Purchase Agreement.

     "Remainder" shall have the meaning ascribed to such term in
Section 2.08(a) hereof.

     "Responsible Officer" shall mean the chief executive officer, president, chief financial officer, treasurer or any assistant treasurer of the Seller or the Corporation.

     "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of December 6, 1995 between the Buyer and Morgan Guaranty Trust Company of New York as collateral agent for the Banks, the Agent, the LOC Bank and the holders from time to time of the Commercial Paper, as the same may from time to time be amended, supplemented or otherwise modified.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     "Servicer" shall mean the Corporation or any Person other than the Corporation or any of its Affiliates, which upon the termination of the Corporation as the Servicer succeeds to the functions performed by the Corporation as the Servicer of the Receivables pursuant to a Complete Servicing Transfer and a Servicing Agreement.

     "Servicer's Compensation" shall have the meaning ascribed to such term in Section 4.07(e) hereof.

     "Servicing Agreement" shall mean any agreement between the Buyer and any Person, other than Cone Mills Corporation or any of its Affiliates, which contains provisions concerning the servicing of the Receivables substantially similar to the provisions contained herein, including Sections 2.04, 2.08, 2.09, 4.01, 4.02, 4.03, 4.04, 4.05, 4.07 and 4.08 hereof, pursuant to which such Person performs servicing functions for the Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified.

     "Subordinated Note" shall mean the Subordinated Note dated the Closing Date and delivered by the Seller to the Originator pursuant to the Purchase Agreement.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation.

     "S&P" shall mean Standard & Poor's Ratings Service, together with its successors.

     "Termination Event" shall have the meaning ascribed to such term in Section 7.01 hereof.

     "Tranche" shall have the meaning ascribed to such term in
Section 2.06(b) hereof.

     "Tranche Period" shall mean, with respect to any Tranche, prior to the Expiration Date, a period of up to 120 days requested by the Seller and determined by the Buyer commencing on the Business Day requested by the Seller and determined by the Buyer, and after the Expiration Date, a period of one day (unless the Buyer, in any case other than the occurrence of the Expiration Date

FORM 10-Q
Exhibit 2.1(m)  (continued)

due to a Termination Event described in Section 7.01(f), (i), (j),
(k) or (l) hereof, agrees in its sole discretion at such time to a longer period). If such Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day provided, that for any Tranche funded by a Eurodollar Loan (as defined in the Credit Agreement) obtained by the Buyer under the Credit Agreement, if the next succeeding Business Day is in the next calendar month, such Tranche Period shall end on the next preceding Business Day).

     "Tranche Rate" shall mean, for any Tranche Period for any Tranche, a rate per annum equal to the rate of interest (or if more than one rate, the weighted average of the rates) at which funds are borrowed or obtained during such Tranche Period, in connection with the issuance of Commercial Paper, the provision of loans under the Credit Agreement, drawing under the Letter of Credit or otherwise, by the Buyer for the purpose of making or maintaining its investment in such Tranche, excluding from the computation of such rates any dealer's discount or fees and excluding any and all other fees directly attributable to such funding. In the case of the issuance of Commercial Paper, such rate of interest shall equal the rate of interest of Commercial Paper issued by the Buyer. In the case of borrowings under the Credit Agreement or drawings under the Letter of Credit, such rate of interest, at the option of the Buyer, may be determined by the weighted average of such interest rates as applicable to all sellers of receivables to the Buyer. At all times on and after the Expiration Date occurring for the reason set forth in clause (iv) of the definition of such term (other than due to a Termination Event described in Section 7.01(m) hereof), the Buyer may in its sole discretion declare the "Tranche Rate" for any Tranche Period to be equal to the Base Rate plus 1% per annum.

     "Tranche Rejection Notice" shall have the meaning ascribed to such term in Section 2.06(b) hereof.


     "Transaction Costs" shall have the meaning ascribed to such term in Section 8.01 hereof.

     "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended,supplemented or otherwise modified and in effect in such jurisdiction.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Buyer shall be conclusive absent manifest error and include good faith estimates by the Buyer (in the case of quantitative determinations) and good faith beliefs by the Buyer (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

     1.03.  Obligor Classification.  In determining whether an
Obligor is a Group A Obligor, a Group B Obligor, a Group C Obligor or a Group D Obligor:

     (i) any debt rating of an Obligor which is based upon credit enhancement provided by a third party or based upon collateral shall be disregarded; and

     (ii) if more than one rating agency provides a rating of any type of the Obligor's debt, the lowest rating for such type of debt shall be utilized.

FORM 10-Q
Exhibit 2.1(m)  (continued)

                           ARTICLE II

                    PURCHASES AND SETTLEMENTS

     2.01. General Assignment and Conveyance. At the time of each Incremental Purchase pursuant to Sections 2.02 and 2.03 hereof and each reinvestment Purchase pursuant to Section 2.05 hereof, the Seller hereby bargains, grants, assigns, transfers and conveys to the Buyer, without recourse, except as specifically set forth herein and the Buyer hereby purchases and accepts assignment and transfer from the Seller of, all of the Seller's right, title and interest in and to the Purchased Interest in the Receivables then existing as well as any additional Receivables thereafter arising through the close of business on the Expiration Date.

     2.02. Purchase Limits. Subject to the terms and conditions hereof, the Seller may at any time and from time to time at its option sell to the Buyer, and the Buyer agrees to purchase from the Seller, without recourse, except as specifically set forth herein undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising through the close of business on the Expiration Date), together with the Related Security and Collections with respect thereto (each an "Incremental Purchase"). The Buyer shall have no obligation to make an Incremental Purchase on any day, to the extent that the amount of such purchase shall exceed the Purchase Availability Amount, or shall cause the Investment Percentage (after giving effect to such purchase) to exceed 95%. The Buyer shall not be obligated to increase the Maximum Net Investment. The Buyer shall have no obligation to make an Incremental Purchase (x) if the Buyer determines that it is not practicable to issue Commercial Paper or otherwise borrow in order to fund the purchase or (y) to make any such purchase at or after the earlier to occur of (i) the Expiration Date and (ii) the reduction of the Maximum Net Investment to zero pursuant to Section 2.11(a) hereof. Each Incremental Purchase shall be in an amount of $2,000,000 or any higher multiple of $1,000,000.

     2.03. Purchase Price. The Seller shall provide the Buyer with a notice in substantially the form of Exhibit C hereto (a "Purchase Notice") at least three Business Days prior to each Incremental Purchase (including the initial Incremental Purchase). On the closing date for each Incremental Purchase, the Buyer shall deposit to the Seller's account at the location indicated on the signature page hereof, in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase. The

FORM 10-Q
Exhibit 2.1(m)  (continued)

Purchase Price of the initial Incremental Purchase shall equal the Buyer's initial Net Investment. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the Buyer against any loss or expense incurred by the Buyer, either directly or through the Credit Agreement or the Letter of Credit Reimbursement Agreement or otherwise, as a result of any failure by the Seller to complete such Incremental Purchase including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Buyer, either directly or pursuant to the Credit Agreement or the Letter of Credit Reimbursement Agreement or otherwise, by reason of the liquidation or reemployment of funds acquired by the Buyer or any Bank (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Buyer to fund such Incremental Purchase. The Buyer shall notify the Seller of the amount determined by the Buyer to be necessary to compensate the Buyer for such loss or expense. Such amount shall be due and payable by the Seller to the Buyer ten Business Days after such notice is given.

     2.04. Deferred Purchase Price. The Buyer shall defer from paying to the Seller with respect to its purchase of ownership interests in the Receivables an amount equal to the Deferred Purchase Price. The Seller shall calculate the Deferred Purchase Price as of the closing date for each Incremental Purchase and the Servicer shall calculate the Deferred Purchase Price as of the date of each Monthly Report and at such other times as the Buyer shall request in writing.

     2.05. Reinvestment Purchases. On each Business Day occurring after the initial Incremental Purchase hereunder and prior to the Expiration Date, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Buyer, and, subject to
Section 3.03 hereof, the Buyer hereby purchases from the Seller undivided percentage ownership interests in each and every Receivable (including any additional Receivables arising through the close of business on the Expiration Date), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof, such that after giving effect to such Purchase, (i) the amount of the Net Investment at the close of the Buyer's business on such Business Day shall be equal to the amount of the Net Investment at the close of the Buyer's business on the Business Day immediately preceding such Business Day, plus the Purchase Price paid with respect to any Incremental Purchase made on such day, if any, minus the reduction in Net Investment pursuant to Section 2.08(b) or 2.11(b) hereof

FORM 10-Q
Exhibit 2.1(m)  (continued)

made on such day, if any and (ii) the Buyer's Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Purchased Interest in each other Receivable, together with Related Security and Collections with respect thereto.

     2.06.  Funding of the Net Investment.

     (a) At all times hereafter, but prior to the Expiration Date, the Buyer shall utilize its best efforts to issue Commercial Paper prior to obtaining a loan under the Credit Agreement to fund the Net Investment; provided, however, that nothing herein shall require the Buyer to issue Commercial Paper or limit the rights of the Buyer to obtain a loan under the Credit Agreement or a drawing under the Letter of Credit to fund the Net Investment.

     (b) At all times hereafter, but prior to the occurrence of the Expiration Date, the Seller shall, subject to the Buyer's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period (each such portion so allocated being herein called a "Tranche"), so that the aggregate amount of all Tranches shall at all times equal the Net Investment. The Tranche Period corresponds to the funding term for each Tranche and the Seller shall not request a Tranche Period whose final day would be a day on or after the third Business Day prior to the Expiration Date. The Seller shall give the Buyer notice of a requested initial Tranche Period or Periods for each Incremental Purchase at least three Business Days prior to each Incremental Purchase and notice of each new requested Tranche Period for any Tranche at least three Business Days prior to the expiration of any then existing Tranche Period for such Tranche (each such notice shall be irrevocable, shall be in the form of Exhibit D hereto and shall be referred to as a "Tranche Selection Notice"); provided, however, that the Buyer may select, in its sole discretion, any such Tranche Period if (i) the Seller fails to provide such notice on a timely basis or (ii) the Buyer determines, in its sole discretion, that the Tranche Period requested by the Seller is unavailable or for any reason undesirable. The Buyer may, in its sole discretion, at any time or from time to time, by written notice to the Seller, declare any Tranche Period to be terminated and allocate the amount of Net Investment allocated to the Tranche for such Tranche Period to one or more other Tranches and Tranche Periods as the Buyer shall select. In the case of any Tranche Period ending after the Expiration Date, such Tranche Period shall end on the Expiration Date and thereafter, all such Tranche Periods shall be a period of

FORM 10-Q
Exhibit 2.1(m)  (continued)

one day (unless the Buyer, in any case other than the occurrence of the Expiration Date due to a Termination Event described in Section 7.01(f), (i), (j), (k) or (l) hereof, agrees in its sole discretion at such time to a longer period).

     (c) At all times hereafter, but prior to the Expiration Date, if the Buyer shall fund any Incremental Purchase with a borrowing under Section 3.02 of the Credit Agreement (a "Purchase Loan"), the Seller shall, subject to the Buyer's approval, request that such Purchase Loan be a CD Rate Loan, a Eurodollar Loan or a Base Rate Loan (each as defined in the Credit Agreement); provided, however, that the Buyer may, in its sole discretion, select the type of Purchase Loan if the Seller shall fail to make such request at least four Business Days prior to such Incremental Purchase.

     (d) At all times on and after the Expiration Date occurring for the reason set forth in clause (iv) of the definition of such term (other than due to a Termination Event described in Section 7.01(m) hereof), the Buyer shall in its sole discretion be permitted to declare the Tranche Rates applicable to the Net Investment to be equal to the Base Rate plus: 1%.

     2.07. Discount. The Buyer will provide the Seller and the Servicer with a report in substantially the form of Exhibit E hereto showing the Discount attributable to each Tranche for its then current Tranche Period prior to the third Business Day of each month and otherwise upon the reasonable request of the Seller and setting forth the Rate Variance Factor then in effect. The Tranche Rate and the Program Fee with respect to each Tranche shall accrue on each day occurring during the Tranche Period related thereto and the related Discount shall be payable by the Seller on the last day of the applicable Tranche Period. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Eurodollar Loan (as defined in the Credit Agreement) obtained by the Buyer under the Credit Agreement, and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Nothing in this Agreement shall limit in any way the obligations of Seller to pay the amounts set forth in this
Section 2.07.

     2.08.  Non-Liquidation Settlements and Other Payment
Procedures.

     (a) On each day after the day of any Incremental Purchase but prior to the Expiration Date the Servicer shall allocate to the

FORM 10-Q
Exhibit 2.1(m)  (continued)

Buyer an amount of Collections equal to the product of (i) the Buyer's Percentage Interest, expressed as a decimal, and (ii) Collections, if any, received on or prior to such day and not previously applied or accounted for and after the Expiration Date the provisions of Section 2.09 hereof shall apply. The Servicer shall set aside and hold in trust for the benefit of the Buyer out of such amount in respect of the Buyer's Percentage Interest an amount equal to all Discount accrued through such day and not previously so held or paid. The remainder of such amount (the "Remainder") in respect of such Buyer's Percentage Interest shall, subject to the terms and conditions of this Agreement, be utilized by the Servicer to make for the benefit of the Buyer a reinvestment Purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.05 hereof. On the last day of each Tranche Period, from the amounts set aside, the Servicer shall deposit to the Buyer's account, an amount equal to the accrued and unpaid Discount for such Tranche Period.

     (b) If and for so long as any of the Remainder cannot be reinvested in additional undivided percentage interests in Receivables pursuant to Sections 2.05 and 2.08(a) hereof, the Servicer shall set aside and hold in trust for the Buyer such Collections and shall use any such Collections not reinvested and not set aside to pay Discount pursuant to Section 208(a) hereof to the Buyer on the next date on which Discount is payable or on such other date as specified by the Buyer The receipt of such payment by the Buyer shall result in a reduction of the Net Investment

     (c)  If on any day the Outstanding Balance of a Receivable is
(w) reduced or canceled as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Seller, or (x) reduced or canceled as a result of a set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (y) reduced or canceled as a result of any forgiveness of the obligation or of any adjustment by the Seller, or (z) otherwise reduced or canceled as a result of any Dilution Factor with respect to such Receivable, the Servicer shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation If on any day any of the representations or warranties in Section 5.02 hereof is no longer true or was not true when made with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full.

     (d)  If any Receivable was, on the date of any Purchase,

FORM 10-Q
Exhibit 2.1(m)  (continued)

 included in the calculation of Net Receivables Balance but was not, at such time an Eligible Receivable, the Seller shall, on the date of discovery by or notice to the Seller of such fact, be deemed to have received on such day a Collection of such Receivable in full.

     (e) Any Collections deemed to be received by the Seller pursuant to Section 2.08(c) or (d) hereof shall be paid by the Seller to the Servicer on the next date on which Discount is payable or on such other day as specified by the Buyer. The Servicer shall hold or distribute all Collections deemed received pursuant to Section 2.08(c) or (d) hereof to the same extent as if such Collections had actually been received. All collections actually received by the Seller which are not mailed directly to a Permitted Lockbox for deposit by a Permitted Lockbox Bank into a Lockbox Account shall be transferred by the Seller to a Lockbox Account not later than two Business Days after such receipt. So long as the Seller or the Servicer shall hold any Collections or deemed Collections required to be paid to the Buyer, it shall hold such Collections in trust for the Buyer.

     2.09. Liquidation Settlement Procedures. On the Expiration Date and on each day thereafter, the Servicer shall set aside and hold in trust for the Buyer, an amount equal to the product of the Buyer's Percentage Interest, expressed as a decimal, and Collections, if any, received on such day. On the last day of the Tranche Period for each Tranche to occur on or after the Expiration Date, the Servicer shall deposit into the Buyer's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 2.08(a) hereof prior to the Expiration Date, but not to exceed the sum of the Discount due for such Tranche Period, the amount of such Tranche, and all other Aggregate Unpaids (whether due or accrued). If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds first, in payment of all fees and expenses payable to the Buyer, second, in payment of the Discount due, third, in reduction of the Net Investment allocated to such Tranche Period, and fourth, in payment of all other Aggregate Unpaids (whether due or accrued). Following the date on which the Net Investment has been reduced to zero and all Discount due and all other Aggregate Unpaids have been indefeasibly paid in full, the Deferred Purchase Price shall be deemed to have been paid in full, the Servicer shall recompute the Buyer's Percentage Interest, the Buyer shall be deemed to have reconveyed to the Seller any interest in the Receivables (including the Purchased Interest), (iv) the Servicer shall pay to the Seller any remaining

FORM 10-Q
Exhibit 2.1(m)  (continued)

Collections set aside and held by the Servicer pursuant to the first sentence of this Section 2.09 and (v) the Buyer shall execute and deliver to the Seller, at Seller's expense, such documents or instruments as are reasonably necessary to terminate its interest in the Receivables.

     2.10. Fees. (a) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay in arrears, on the last Business Day of each calendar quarter, to the Buyer, the accrued Purchase Availability Fee, which fee shall be nonrefundable.

     (b) The Seller shall pay to the Buyer the fees as and when set forth in the Letter Agreement.

     2.11. Optional Reduction of Maximum Net Investment; Optional Reduction of Net Investment.

     (a) The Seller may reduce in whole or in part the Maximum Net Investment (but not below the Net Investment) by giving the Buyer written notice thereof at least three Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $2,000,000 or any higher multiple of $1,000,000. The Seller shall pay the Buyer any accrued and unpaid Purchase Availability Fee on the date of such reduction with respect to the reduction amount.

     (b) The Seller may reduce the Net Investment in whole or in part with respect to any Tranche on the last day of the related Tranche Period by giving the Buyer at least three Business Days' written notice. If the Seller delivers such a notice of reduction, the Seller shall pay to the Buyer (or cause the Servicer to pay to the Buyer) on the last day of such Tranche Period an amount equal to (i) the amount of the proposed reduction, (ii) any Discount otherwise payable on such date and (iii) if such reduction reduces the Net Investment to zero, all other Aggregate Unpaids; provided, however, that any partial reduction shall be in an amount of $2,000,000 or any higher multiple of $1,000,000. Such reduction shall become effective upon payment of the amounts in the preceding clauses (i), (ii) and, if applicable, (iii).

     2.12. Mandatory Repurchase Under Certain Circumstances. The Seller agrees to repurchase from the Buyer the Purchased Interest if at any time the Buyer shall cease to have a perfected ownership interest, or a first priority perfected security interest, in the Receivables, free and clear of any Lien (except as provided herein), within five days of notice thereof by the Buyer. The

FORM 10-Q
Exhibit 2.1(m)  (continued)

repurchase price shall be paid by the Seller to the Buyer on such fifth day in an amount equal to the Aggregate Unpaids.

     2.13.  Payments and Computations, Etc.; Allocation of
Collections.

     (a) All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Buyer they shall be paid or deposited in the account indicated on the signature page hereof, until otherwise notified by the Buyer. The Seller shall, to the extent permitted by Law, pay to the Buyer upon demand, interest on all amounts not paid or deposited when due to the Buyer hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Seller hereunder made by the Buyer, the Agent or the LOC Bank shall be binding absent manifest error.

     (b) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or Law and unless otherwise instructed by the Buyer, be applied as a Collection, allocated in accordance with Sections 2.08 and 2.09 hereof, as the case may be, of any Receivable of such Obligor included in the Purchased Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

     2.14.  Reports.

     (a) Prior to the fifteenth Business Day of each month, the Servicer shall prepare and forward to the Buyer (i) a monthly report, substantially in the form of Exhibit G (a "Monthly Report"), as of the close of business of the Servicer on the last day of the immediately preceding month and (ii) if requested by the Buyer, a listing by Obligor of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and other matters as the Buyer may reasonably request.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (b) In connection with each Monthly Report, the Servicer shall provide in writing to the Buyer a listing of all changes to the list of Obligors under Contracts related to the Receivables including, for each Obligor added to the list, the name, address, telephone number and account number of such Obligor and if there have been changes in the name, address, telephone number or account number of any existing Obligor, the revisions shall be provided.

     (c) The Seller shall or shall cause the Servicer to, furnish to the Buyer at any time and from time to time, such other or further information in respect of the Receivables, the Seller and the Obligors as the Buyer may reasonably request.

     2.15. Expiration Date. Subject to other provisions of this Agreement requiring earlier termination, this Agreement shall terminate on March 24, 1998.

                           ARTICLE III

                       CLOSING PROCEDURES

     3.01.  Purchase and Sale Procedures.

     (a) General. Each Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Buyer of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing as well as each and every Receivable, together with Related Security and Collections, which may arise at any time after the date of such Purchase through the close of business on the Expiration Date.

     (b) Maximum Net Investment. If, on any closing date for an Incremental Purchase, the Purchase Price to be paid on such date for such Incremental Purchase would cause the Net Investment to exceed the Maximum Net Investment, the Buyer may, at its option, either refuse to make such Incremental Purchase or make a smaller Incremental Purchase such that, immediately after the payment of the smaller Purchase Price, the Net Investment would not exceed the Maximum Net Investment.

     (c)  Sale Without Recourse.  The sale of the Purchased
Interest by the Seller hereunder shall be made without recourse except as specifically provided herein.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (d) Grant of Security Interest. This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Buyer a first priority perfected security interest in and against all of the Seller's right, title and interest in and to each and every Receivable (together with Related Security, Collections and other Proceeds), whether now existing or hereafter arising through the close of business on the Expiration Date, for the purpose of securing the rights of the Buyer under this Agreement.

     (e) Non-Assumption by the Buyer of Obligations. No obligation or liability of the Seller to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which the Buyer has a Purchased Interest shall be assumed by the Buyer, and any such assumption is hereby expressly disclaimed. The Buyer shall be indemnified by the Seller in accordance with Section 8.03 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any obligor's assertion of such obligation or liability against the Buyer.

     3.02.  Conditions to Closing.  On or prior to the Closing
Date, the Seller shall deliver to the Buyer the following documents and instruments, all of which shall be in a form and substance acceptable to the Buyer, and the following fee:

     (a) A copy of the resolution of the Board of Directors of the Corporation certified by the Corporation's secretary authorizing the formation of the Seller and the execution, delivery and performance of this Agreement and the other documents to be delivered by the Corporation hereunder and approving the transactions contemplated hereby and thereby;

     (b) The Articles of Incorporation of the Corporation certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of the Corporation's jurisdiction of incorporation, and a certified copy of the Certificate of Formation of the Seller and a fully executed copy of the Operating Agreement;

     (c) A good standing certificate for the Corporation issued by the Secretary of State or other similar official of the Corporation's jurisdiction of incorporation, certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and certificates of the appropriate state official in

FORM 10-Q
Exhibit 2.1(m)  (continued)

each jurisdiction specified by the Buyer as to the absence of any tax Liens against such Person under the Laws of such jurisdiction, each such certificate to be dated a date reasonably near the date hereof;

     (d) A certificate of the secretary of the Corporation certifying (i) the names and signatures of the officers authorized to execute, and the officers and other employees authorized to perform, on behalf of the Corporation both in its individual capacity and as sole member of the Seller, this Agreement, the Purchase Agreement, the Operating Agreement and any other documents to be delivered by such Person hereunder (on which certificate the Buyer may conclusively rely until such time as the Buyer shall receive from such Person a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of the Corporation's By-laws;

     (e) Evidence of filing by the Seller of a Certificate of Authority with the Secretary of State of the State of North
Carolina;

     (f) Acknowledgment copies of proper financing statements (Form UCC-1) dated a date reasonably near to the date of the initial Incremental Purchase naming (i) the Seller as the debtor of Receivables and the Buyer as the secured party or other similar instruments or documents as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Buyer's ownership interest in all Receivables and (ii) naming the Originator as the debtor of the Receivables and the Seller as the secured party, or other similar instruments or documents as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Seller's ownership interest in all Receivables;

     (g)  Acknowledgment copies of proper financing statements
(Form UCC-3) necessary to release all security interests and other rights of any person in Receivables previously granted by the Seller or the Originator;

     (h) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to Buyer) dated a date reasonably near the date of the initial Incremental Purchase listing all effective financing statements which name the Seller or the Originator (under their respective present names and any previous names) as debtor and

FORM 10-Q
Exhibit 2.1(m)  (continued)

which are filed in jurisdictions in which the filings were made pursuant to item (e) above, together with copies of such financing statements;

     (i) Copies of Lockbox Servicing Instructions (to the extent available) and all other agreements previously given or entered into with each of the Permitted Lockbox Banks;

     (j)  Undated duly executed letters (a "Lockbox-Transfer
Letter") from the Servicer addressed to each Permitted Lockbox Bank substantially in the form of Exhibit H hereto;

     (k) A favorable opinion of Lindy Bode Aucoin, counsel for the Seller, the Servicer, the Originator and the Corporation dated the Closing Date in form and substance acceptable to the Buyer;

     (l) An opinion of counsel acceptable to the Corporation and the Seller and which specifically allows reliance thereon by the Corporation's outside auditors with respect to the treatment of the transfer of the Receivables from the Corporation to the Seller as provided in the Purchase Agreement as a true sale;

     (m) Officer's certificates executed by a Responsible Officer of the Seller and of the Corporation, respectively, and in form and substance acceptable to the Buyer;

     (n)  The arrangement fee described in the Letter Agreement;

     (o)  A Monthly Report for the immediately preceding month
(Part I, Schedule 3 to Part II, and Part III, Items A. through D.
only);

     (p) The Purchase Notice and the Tranche Selection Notice for the initial Incremental Purchase hereunder;

     (q)  A form of Contract or Contracts;

     (r)  An executed copy of the Purchase Agreement;

     (s) An executed copy of the Omnibus Termination and Release and Reconveyance dated the Closing Date by and between the Corporation and the Buyer;

     (t)  Creditor Approvals; and

     (u) Such other documents as the Buyer shall reasonably request.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     3.03. Conditions to Reinvestment and Incremental Purchases. The truth and correctness of the representations and warranties in
Article V hereof as of the date of the Incremental Purchase or reinvestment Purchase referred to below as though made on and as of such date, compliance with the covenants and agreements in Articles II, IV and VI hereof, the requirement that no Termination Event or Potential Termination Event shall occur as a result of such Incremental Purchase or reinvestment Purchase, in the case of an Incremental Purchase, the satisfactory completion of any due diligence conducted by the Buyer with respect to the Receivables and the related Obligors and Contracts which are the subject of such Purchase and the receipt by the Buyer of any approvals, opinions or other documents as the Buyer shall have reasonably requested shall be conditions precedent to any Incremental Purchase under Sections 2.02 and 2.03 hereof and any reinvestment Purchase under Section 2.05 hereof.

                           ARTICLE IV

                    PROTECTION OF THE BUYER;
                 ADMINISTRATION AND COLLECTIONS

     4.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

     (a) Cone Mills Corporation agrees to act, and is hereby appointed by the Buyer to act, subject to the terms hereof, as the Servicer under this Agreement. The Servicer shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receivables and in accordance with its Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that if any Person succeeds the Corporation as the Servicer, such Servicer shall service the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account. Without limiting the generality of the foregoing and subject to Sections 4.09 and 4.10 hereof, the Servicer is hereby authorized and empowered (i) to receive and hold in trust for the Buyer Collections received from Receivables as set forth in
Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Buyer (for the benefit of the Buyer), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments,

FORM 10-Q
Exhibit 2.1(m)  (continued)

with respect to the Receivables permitted under and in compliance with applicable Law and regulations.

     (b)  Subject to the rights retained by the Buyer pursuant to
Section 4.09 hereof, each of the Seller and the Buyer hereby appoints the Servicer to enforce its respective rights and interests in and to the Purchased Interest and the Receivables. If any Person succeeds the Corporation as the Servicer, the Corporation shall promptly deliver to such Successor Servicer, and the Servicer shall hold in trust for the Buyer and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Receivables.

     4.02. Maintenance of Information and Computer Records. The Seller will, or will cause the Servicer to, hold in trust and keep safely for the Buyer all evidence of the Buyer's right, title and interest in and to the Purchased Interest in the Receivables. The Seller will, or will cause the Servicer to, on or prior to each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Buyer has a Purchased Interest after the initial Incremental Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its Records to indicate that the Buyer has a Purchased Interest in each and every Receivable.

     4.03.  Protection of the Interests of the Buyer.

     (a) The Seller will, or will cause the Servicer to, from time to time and at Seller's sole expense do and perform any and all acts and execute any and all documents (including, without limitation, the obtaining of additional search reports, the delivery of further opinions of counsel, the execution, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and the making of notations on the Records of the Seller) as may be reasonably requested by the Buyer in order to effect the purposes of this Agreement and the sale of Purchased Interest hereunder, to protect or perfect the Buyer's right, title and interest in the Purchased Interest in the Receivables, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Buyer to exercise or enforce any of its rights hereunder.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Buyer and the Referral Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements and amendments thereto or assignments thereof as the Buyer deems necessary to protect or perfect the Purchased Interest.

     (c) At any reasonable time and from time to time at the Buyer's reasonable request upon notice to the Seller, the Servicer or the Corporation, the Seller, the Servicer or the Corporation, as the case may be, shall permit such Person as the Buyer may designate (other than the Persons listed on Schedule 5 of the Disclosure Schedule and such other Persons as the Seller may designate in writing based on such business considerations as the Seller reasonably believes to be applicable) to conduct audits or visit and inspect any of the properties of the Seller, the Servicer or the Corporation, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller, the Servicer or the Corporation, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's, the Servicer's or the Corporation's, as the case may be, affairs with its officers, employees and independent accountants. The Seller, the Servicer or the Corporation, as the case may be, hereby authorizes such officers, employees and independent accountants to discuss with the Buyer the affairs of the Seller, the Servicer or the Corporation, as the case may be. The Seller shall reimburse the Buyer for all reasonable fees, costs and expenses incurred by or on behalf of the Buyer in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

     (d) The Buyer shall have the right to do all such acts and things as it may deem necessary to protect its interests, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables.

     4.04. Maintenance of Writings and Records. The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of the Servicer designated in advance to the Buyer, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Buyer or its designee to determine at any time the status of, the Purchased Interest of the Buyer in each

FORM 10-Q
Exhibit 2.1(m)  (continued)

Receivable. The Servicer shall at its own expense prepare and maintain machine-readable magnetic tapes in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer, the Servicer shall within 15 days of such Complete Servicing Transfer prepare such records in such format as may be required to permit or facilitate the transfer of such records to the successor Servicer.

     4.05. Information. The Servicer will, or will cause the Seller to, furnish to the Buyer such additional information with respect to the Receivables (including but not limited to the Seller's or the Originator's procedures for selecting Receivables for sale and the Seller's or the Originator's standards and procedures for selling goods or services on credit) as the Buyer may reasonably request. The Servicer will also furnish to the Buyer all modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without the Buyer's prior written consent, alter the Credit and Collection Policy as in effect from time to time unless such alteration is in compliance with Section 6.02(e) hereof.

     4.06. Performance of Undertakings Under the Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of the Buyer to its Purchased Interest in the Receivables.

     4.07.  Administration and Collections.

     (a) General. Until a Complete Servicing Transfer shall have occurred, the Servicer will be responsible for the administration, servicing and collection of the Receivables; provided, however, that upon written approval by the Buyer such duties may be delegated by the Servicer to any of the Servicer's Affiliates or a third party (without impairment of the Servicer's obligations as Servicer). The Servicer agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Servicer.

     (b) Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Buyer, to take such action in respect of any such Receivable as the

FORM 10-Q
Exhibit 2.1(m)  (continued)

 Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of the related Contract for any Receivable, except in accordance with the Credit and Collection Policy or otherwise with the Buyer's prior written consent.

     (c) Enforcement Proceedings. In the event of a default under any Receivable before a Termination Event, the Servicer shall, at the Seller's sole expense, to the full extent permitted by Law, have the power and authority, on behalf of the Buyer, to take any action in respect of any such Receivable as the Servicer may deem advisable; provided, however, that the Servicer or the Seller, as the case may be shall take no enforcement action (judicial or otherwise) with respect to such Receivable, except in accordance with the Credit and Collection Policy or otherwise with the written consent of the Buyer. The Servicer or the Seller, as the case may be, will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts not owned by the Buyer. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make the Buyer a party to any litigation without the Buyer's express prior written consent.

     (d) Obligations of the Buyer. The Buyer may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Receivables and the Buyer possesses any documents necessary therefor, the Buyer agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

     (e) Servicer's Compensation. The servicer's compensation (the "Servicer's Compensation") for performing its responsibility as the Servicer with respect to any Receivable on any day shall be equal to the quotient of (A) the product of (1) 0.75%, expressed as a decimal, and (2) the Outstanding Balances of all Receivables on such day, divided by (B) 360. Subject to Section 4.08(a) hereof,

FORM 10-Q
Exhibit 2.1(m)  (continued)

the Servicer's Compensation shall be paid to the Servicer by the Seller in arrears on the last Business Day of each month; provided, however, that if the Seller is the Servicer, the Servicer shall not be entitled to any compensation on or after the date of the Complete Servicing Termination.

     4.08.  Complete Servicing Transfer.

     (a) General. If at any time a Termination Event or a Potential Termination Event shall have occurred and be continuing, the Buyer may by notice in writing to the Seller and the Servicer, terminate the Servicer's capacity as Servicer in respect of the Receivables (such termination referred to herein as a "Complete Servicing Transfer"). After a Complete Servicing Transfer, the Buyer may administer, service and collect the Receivables itself and in such event, may retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Buyer may engage affiliated or unaffiliated contractors (other than the Persons listed on Schedule 5 of the Disclosure Schedule and such other Persons as the Seller may designate in writing based on such business considerations as the Seller reasonably believes to be applicable) to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors all or a portion of the Servicer's Compensation in consideration thereof. The Buyer shall give S&P and Moody's prompt notice of the occurrence of a Complete Servicing Transfer; provided, however, that failure to give such notice shall not affect the effectiveness of the notice delivered with respect to, or the rights of the Buyer resulting from, such Complete Servicing Transfer.

     (b) Transition. The Servicer, within ten Business Days after receiving a notice pursuant to Section 4.08(a) hereof, shall, at the Servicer's sole expense, (x) deliver to the Buyer or its designated agent a schedule of the Receivables in which the Buyer has a Purchased Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of the related Contract and the location of the evidences of such Receivable and related Contract, together with such other information as the Buyer may reasonably request and all evidence of such Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories), and (y) permit the Buyer access to the Servicer's premises, equipment and files and other Records, in each case as the Buyer may reasonably deem necessary to enable it to protect and enforce its rights to,

FORM 10-Q
Exhibit 2.1(m)  (continued)

or its position as owner of, the Purchased Interest therein. After any such delivery, the Servicer will not hold or retain any executed counterpart or any document evidencing such Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

     (c) Collections. If at any time there shall be a Complete Servicing Transfer, the Servicer will cause to be transmitted and delivered directly to the Buyer or its designated agent, for the Buyer's own account, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Buyer) on account of its Purchased Interest in any Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the Servicer for a period longer than two Business Days. If the Buyer or its designated agent receives items or monies that are not payments on account of its interest in any Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the Buyer or its designated agent. Each of the Seller and the terminated Servicer hereby irrevocably grants the Buyer or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or the terminated Servicer, as the case may be, all steps with respect to any Receivable which the Buyer, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Buyer or its designated agent (whether or not from the Seller or any Obligor) in connection with its Purchased Interest in any Receivable. The Buyer will provide such periodic accountings and other information related to the disposition of funds so collected as the Seller may reasonably request.

     (d) Collection and Administration at Expense of the Seller. The Seller agrees that in the event of a Complete Servicing Transfer, it will reimburse the Buyer for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Buyer's credit recovery group (or any successor), expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller) incurred by the Buyer in connection with and following the transfer of functions following a Complete Servicing Transfer.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (e) Payments by Obligors. At any time, and from time to time following a Complete Servicing Transfer, or if a Termination Event or Potential Termination Event shall have occurred and be continuing, the Seller and the Servicer shall permit such Persons as the Buyer may designate to open and inspect all mail received by the Seller or the terminated Servicer, as the case may be, at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or the Servicer in respect of Receivables. All Collections received by the Buyer shall be applied in accordance with Section 2.13(b) hereof. The Buyer shall be entitled to notify the Obligors of Receivables to make payments directly to the Buyer of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer or (iii) a violation by the Servicer of the provisions of Section 4.09 hereof.

     4.09. Lockboxes. The Servicer hereby agrees (i) to instruct all Obligors to cause all Collections on account of Receivables to be mailed directly to a Permitted Lockbox; (ii) not to suffer or permit any funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts;
(iii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (iv) to apply all such Collections as provided in this Agreement; (v) not to amend or modify any term of any Lockbox Servicing Instructions without the prior written consent of the Buyer to such amendment or modification; and (vi) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller or the Servicer or any Permitted Lockbox Bank, of this Agreement or any other agreement (other than Lockbox Servicing Instructions) without the prior written consent of the Buyer to such amendment or modification. The Seller and the Servicer further represent, warrant, covenant and agree as follows: each Lockbox Account shall be maintained with a Permitted Lockbox Bank; each Lockbox Account shall be a segregated account and the funds deposited in such Lockbox Account from time to time shall not be commingled with any other funds of the Seller or the Servicer; each Lockbox Account shall be in the name of the Seller; the location of each Permitted Lockbox and each related Lockbox Account shall not be changed without the consent of the Buyer; funds deposited in each Lockbox Account shall be transferred to the Servicer not later than the next Business Day after such funds are deposited in each such Lockbox Account; it shall cause each Permitted Lockbox Bank listed on Schedule 4 to the Disclosure Schedule, to the extent that any such Permitted Lockbox Bank has not previously done so, within 30 days of the date of this

FORM 10-Q
Exhibit 2.1(m)  (continued)

Agreement, to waive any deductions, set-off, banker's lien or any other right in favor of any person other than the Agent; it shall cause any bank, prior to such bank becoming a Permitted Lockbox Bank, to waive any deductions, set-off, banker's lien or any other right in favor of any person other than the Agent; each Lockbox Account shall be insured by the Federal Deposit Insurance Corporation to, the full extent permitted by law; the Buyer or the Collateral Agent shall have the right to obtain control over each Permitted Lockbox and each related Lockbox Account, or appoint a successor servicer, and, in either case, direct the Permitted Lockbox Bank not to transfer funds in such Lockbox Account to the Seller or the Servicer, and direct the Permitted Lockbox Bank to transfer the funds in such Lockbox Account to an account designated by the Buyer or the Collateral Agent, as the case may be, if an event or circumstance arises which would permit a Complete Servicing Transfer under this Agreement (whether or not the Buyer exercises its right to terminate the Servicer) by dating and delivering the Lockbox Transfer Letter with respect to such Permitted Lockbox, and the Seller and the Servicer hereby irrevocably authorize the Buyer to date and deliver a Lockbox Transfer Letter to each Permitted Lockbox Bank; the Seller and the Servicer have not given and shall not give any instructions to any Permitted Lockbox Bank inconsistent with the Lockbox Transfer Letter; and the Seller and the Servicer shall cooperate fully with the Buyer in effecting any such transfer of control. Neither the Seller nor the Servicer shall enter into any Lockbox Servicing Instructions or other lockbox servicing agreement which does not contain the foregoing provisions and terms, unless such deviation is consented to by the Affected Parties.

          4.10. Servicer Default. A "Servicer Default" shall mean the occurrence and continuance of one or more of the following events or conditions:

          (a) the Servicer shall fail to remit or fail to cause to be remitted to the Buyer on any day any Collections or Discount required to be remitted to the Buyer on such day and, with respect to failure to remit Collections or Discount, such failure shall continue for three Business Days after the date on which such Collections or Discount became due; or

          (b) the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder and such failure shall continue for three Business Days after the date when such amount became due; or

FORM 10-Q
Exhibit 2.1(m)  (continued)

          (c) any material representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to the Buyer pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

          (d) the Servicer (if not the Buyer) shall default or fail in the performance or observance of any other material covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for seven Business Days after either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) notice thereof to such Person by the Buyer; or

          (e) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which is likely to materially adversely affect the financial position or results of operations of the Servicer or impair the ability of the Servicer to perform its respective obligations under this Agreement; or

          (f) there shall have occurred any event which materially adversely affects the ability of the Servicer to collect
Receivables or the ability of the Servicer to perform hereunder; or

          (g) an Event of Bankruptcy shall occur with respect to the Servicer.

          4.11.  Servicer Indemnification of Affected Parties.

          (a) The Servicer agrees to indemnify and hold harmless the Buyer and its assigns (and its respective directors, officers, employees and agents), from and against any loss (other than any losses relating to defaults or collectibility of the Receivables), liability, expense, damage or injury suffered or sustained by reason of any material breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Buyer and its assigns if such acts or omissions were attributable to fraud, negligence, breach of fiduciary duty or willful misconduct by the Buyer.

FORM 10-Q
Exhibit 2.1(m)  (continued)

          (b)  Promptly upon receipt by the Buyer under this
Section 4.11 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against the Buyer, the Buyer shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Buyer. The approval of the Servicer and the Buyer will not be unreasonably withheld or delayed. After notice from the Servicer to the Buyer of its intention to assume the defense thereof with counsel reasonably satisfactory to the Buyer, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Buyer, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Buyer.

          (c) Any indemnification pursuant to this Section 4.11 shall be had only from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 4.11 shall survive the termination of this Agreement.

          4.12. Servicer Not to Resign. (a) Subject to Section 4.12(b) hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon its reasonable determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, regulation or order and
(ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, regulation or order. No such resignation shall become effective until the Buyer or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 4.08 hereof. The Buyer shall promptly notify S&P and Moody's of receipt of the Servicer's notice of resignation and of the appointment of a successor Servicer.

          (b) The Corporation may resign from the obligations and duties imposed on it as Servicer pursuant to the terms of this Agreement if (i) a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 4.08 hereof, and (ii) if such successor Servicer is not an Affiliate of the Corporation (x) such successor Servicer shall agree to establish a Permitted Lockbox and Lockbox Account with a Permitted Lockbox Bank and comply with the other requirements of

FORM 10-Q
Exhibit 2.1(m)  (continued)

Section 4.09(b) hereof and (y) such successor Servicer shall be acceptable to Buyer in its reasonable judgment and acceptable to the Rating Agencies.


                            ARTICLE V

                 REPRESENTATIONS AND WARRANTIES

     5.01. General Representations and Warranties of the Seller. The Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:

     (a) Organization and Qualification. The Seller is a limited liability company, validly formed and existing and in good standing under the Laws of its jurisdiction of formation. The Seller is duly qualified or authorized to do business as a foreign limited liability company in good standing in North Carolina and each other jurisdiction, if any, in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or authorized or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

     (b) Authorization. The Seller has the power and authority to execute and deliver the Purchase Documents, to make the sales provided for herein and to perform its obligations hereunder and thereunder.

     (c) Execution and Binding Effect. Each of the Purchase Documents to which the Seller is a party has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors, rights or by general principles of equity, and will vest absolutely and unconditionally in the Buyer a valid undivided ownership interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law

FORM 10-Q
Exhibit 2.1(m)  (continued)

governs the perfection of the Buyer's ownership interest in the Receivables, the Buyer's ownership interest in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Buyer and its successors and assigns).

     (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery by the Seller of the Purchase Documents, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Buyer will have an undivided ownership interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the UCC in the jurisdiction of the Seller's Chief Executive office.

     (e) Absence of Conflicts. Neither the execution and delivery by the Seller of the Purchase Documents, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Operating Agreement of the Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Seller or result in rendering any Debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

     (f) Location of Chief Executive Office, etc. As of the date hereof: (i) the Seller's Chief Executive Office is located at the address for notices set forth on the signature page hereof; (ii) the Seller has only the Subsidiaries and divisions listed on

FORM 10-Q
Exhibit 2.1(m)  (continued)

Exhibit L hereto; (iii) the offices where the Seller keeps all of its Records are listed on Exhibit L hereto; and (iv) the Seller has, since its incorporation, operated only under the trade names identified in Exhibit L hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (h) Accurate and Complete Disclosure. No information furnished in writing by the Seller to the Buyer pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

     (i) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Seller, threatened, before any Official Body (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by the Seller or the Servicer of its obligations under the Purchase Documents or (ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

     (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (k) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Seller, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on, the conduct by the Seller of a significant portion of the Seller's business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in Section 6.01(j) exists except as set forth on Schedule 3 of the Disclosure Schedule.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (l) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

     (m) ERISA. No event or condition is occurring or exists with respect to any Plan or Multiemployer Plan concerning which the Seller would be under an obligation to furnish a report to the Buyer in accordance with Section 6.01(q).

     (n) Taxes. The Seller is a newly created entity and as of the date hereof has not been required to file any income tax returns.

     (o) Creditor Approval. The Seller has obtained from its creditors, if any, (i) all approvals necessary to sell and assign the Receivables and (ii) release of any security interests in the Receivables.

     (p) Investment Company. The Seller is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.02. Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to the Buyer either by Incremental Purchase or reinvestment Purchase, the Seller represents and warrants to the Buyer as of the date of such sale of an Incremental Purchase or reinvestment Purchase (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

     (a) Purchase Notice. If such sale is a sale of an Incremental Purchase, all information set forth on the related
Purchase Notice is true and correct as of the date of such Incremental Purchase.

     (b) Assignment. This Agreement vests in the Buyer all the right, title and interest of the Seller in and to the Purchased Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of the Purchased Interest enforceable against all creditors of and purchasers from the Seller.

     (c)  No Liens.  Each Receivable, together with the related
Contract and all purchase orders and other agreements related to

FORM 10-Q
Exhibit 2.1(m)  (continued)

such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and when the Buyer makes a purchase of a Purchased Interest in such Receivable it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its Buyer's Percentage Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not and will not have sold, pledged, assigned, transferred or subjected to a Lien any of the Receivables, other than (i) the assignment of a Purchased Interest therein to the Buyer in accordance with the terms of this Agreement.

     (d) Filings. On or prior to each Purchase and each recomputation of the Purchased Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest against all creditors of and purchasers from the seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract.

     (f) Permitted Lockbox Banks and Lockbox Accounts. The names and addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts at such Permitted Lockbox Banks and the addresses of all related Permitted Lockboxes, are specified in
Schedule 4 of the Disclosure Schedule (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes as have been notified by the Servicer to the Buyer and have been consented to by the Buyer in accordance with Section 6.02(f)).

     (g) Nature of Receivables. Each Receivable is, or will be, an account receivable or other obligation representing all or part of the sales price of merchandise, insurance and, services within the meaning of Section 3(c)(5)(A) of the Investment Company Act of 1940, as amended from time to time, and a purchase of each Receivable with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended from time to time.

     (h) Eligible Receivables. Each Receivable included in the calculation of Net Receivables Balance conforms to the definition of "Eligible Receivables" set forth in Section 1.01 hereof, without regard to clause (i) of such definition.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     5.03. General Representations and Warranties of the Corporation. Cone Mills Corporation, as the initial Servicer and in its individual capacity, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:

     (a) Organization and Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Corporation is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

     (b) Authorization. The Corporation has the corporate power and authority to execute and deliver the Purchase Documents to which it is a party and to perform its obligations hereunder and thereunder.

     (c) Execution and Binding Effect. Each of the Purchase Documents has been duly and validly executed and delivered by the Corporation and (assuming the due and valid execution and delivery thereof by the other parties to such documents), constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Corporation, advisable in connection with the execution and delivery by the Corporation of the Purchase Documents, the consummation by the Corporation of the transactions herein or therein contemplated or the performance by the Corporation of or the compliance by the Corporation with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (e) Absence of Conflicts. Neither the execution and delivery by the Corporation of the Purchase Documents, nor the consummation by the Corporation of the transactions herein or therein contemplated, nor the performance by the Corporation of or the compliance by the Corporation with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Articles of Incorporation or By-laws of the Corporation or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Corporation is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Corporation or result in rendering any Debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Corporation. The Corporation has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

     (f) Location of Chief Executive Office, etc. As of the date hereof: (i) the Corporation's Chief Executive Office is located at the address for notices set forth on the signature page hereof;
(ii) the Corporation has only the Subsidiaries and divisions listed on Exhibit L hereto; (iii) the offices where the Corporation keeps all of its Records are listed on Exhibit L hereto; and (iv) the Corporation has, within the last 5 years, operated only under the trade names identified in Exhibit L hereto, and, within the last 5 years, has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit L hereto.

     (g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (h) Accurate and Complete Disclosure. No information furnished in writing by the Corporation to the Buyer pursuant to or in connection with this Agreement, the Purchase Agreement or any transaction contemplated hereby or thereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (i) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Corporation, threatened, before any Official Body (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by the Corporation or the Seller of its obligations under the Purchase Documents or (ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

     (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (k) Financial Condition. (x) The consolidated balance sheet of the Corporation and its Consolidated Subsidiaries as at December 29, 1996 and the related statements of operations and cash flows of the Corporation and its Consolidated Subsidiaries for the Fiscal Year then ended, certified by McGladrey & Pullen LLP, independent accountants, copies of which have been furnished to the Buyer, fairly present the consolidated financial position of the Corporation and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of the Corporation and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, and (y) since December 29, 1996 there has been no material adverse change in any such financial condition or results of operations or in the Corporation's ability to perform its obligations under the Purchase Documents, except as set forth on
Schedule 2 of the Disclosure Schedule.

     (l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Corporation, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on, the conduct by the Corporation of a significant portion of the Corporation's business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in
Section 6.01(j) exists except as set forth on Schedule 3 of the Disclosure Schedule.

     (m) Margin Regulations. The use of all funds acquired by the Corporation under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (n) ERISA. No event or condition is occurring or exists with respect to any Plan or Multiemployer Plan concerning which the Corporation would be under an obligation to furnish a report to the Buyer in accordance with Section 6.01(q).

     (o) Taxes. All United States Federal income tax returns of the Corporation and its Consolidated Subsidiaries have been examined and closed through the Fiscal Year ended January 2, 1994. The Corporation and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Corporation or any of its Consolidated Subsidiaries. The charges, accruals and reserves on the books of the Corporation and its Consolidated Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Corporation, adequate.

                           ARTICLE VI

                            COVENANTS

     6.01. Affirmative Covenants. In addition to its other covenants contained herein or made pursuant hereto, the Seller and the Corporation as Servicer and the Corporation in its individual capacity, each covenants to the Buyer as follows:

     (a) Notice of Termination Event. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Seller shall give the Buyer notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

     (b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller or the Corporation shall give the Buyer notice of any material adverse change in the business, operations or financial condition of the Seller or the Corporation, as the case may be, which reasonably could affect adversely the collectibility of the Receivables or the ability to service such Receivables; in order to verify compliance with this Section 6.01(b) and otherwise verify compliance with this Agreement, the Corporation shall mail the following to the Buyer:

          (i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the

FORM 10-Q
Exhibit 2.1(m)  (continued)

     last fiscal quarter, of each Fiscal Year during the term of this Agreement, an unaudited consolidated balance sheet of the Corporation as at the end of such quarter and unaudited consolidated statements of income and cash flows of the Corporation for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, together with notes thereto as are required to be included therein in accordance with GAAP or applicable Securities and Exchange Commission requirements, all in reasonable detail and certified by the chief financial officer of the Corporation, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP;

          (ii) as soon as practicable and in any event within 90 days after the close of each Fiscal Year during the term of this Agreement, a consolidated balance sheet of the Corporation as at the close of such fiscal year and consolidated statements of income and cash flows of the Corporation for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of recognized standing selected by the Corporation and reasonably satisfactory to the Buyer (which shall include McGladrey & Pullen LLP), whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Buyer; and

          (iii) together with the financial statements required in clauses (i) and (ii) above, a certificate of the chief financial officer of the Corporation stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

     (c) Preservation of Existence; No Changes of Member or Operating Agreement. The Corporation shall preserve and maintain its corporate existence and the Seller shall preserve and maintain its status as a limited liability company and each will maintain its rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would

FORM 10-Q
Exhibit 2.1(m)  (continued)

materially adversely affect (i) the interests of the Buyer hereunder or (ii) the ability of the Seller, the Servicer or the Corporation to perform their respective obligations under the Purchase Documents or under the Servicing Agreement. The Corporation will not resign as the Member of the Seller and will not assign its interest in the Seller or any portion thereof to any other entity without the prior written consent of the Buyer which consent shall not be unreasonably withheld. Neither the Seller nor the Corporation shall take any action seeking to amend the Operating Agreement or any of its rights, interests or obligations thereunder without the prior written consent of the Buyer which consent shall not be unreasonably withheld.

     (d) Compliance with Laws. The Seller and the Corporation shall comply in all material respects with all Laws applicable to it, its business and properties, and all Receivables related to the Purchased Interest.

     (e) Enforceability Obligations. The Seller and the Corporation shall each take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.07(b) hereof.

     (f) Books and Records. The Servicer shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

     (g) Fulfillment of Obligations. The Seller and the Servicer will each duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Buyer in and to the Purchased Interest and will pay or cause to be paid when due any taxes, including without limitation any sales tax, excise tax or other

FORM 10-Q
Exhibit 2.1(m)  (continued)

similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

     (h) Obligor List. The Seller shall at all times maintain (or cause the Servicer to maintain) a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. A list of all Obligors under Contracts related to Receivables as of the Closing Date including the name, address, telephone number and account number of such Obligors shall be provided to the Buyer within five Business Days of the Closing Date. In addition, the list shall be updated as provided in Section 2.14(c) and, the Seller shall deliver or cause to be delivered a copy of such list to the Buyer as soon as practicable following the Buyer's request.

     (i) Copies of Reports, Filings, Opinions, etc. The Seller and the Corporation shall furnish to the Buyer, as soon as practicable after the issuance, sending or filing thereof, copies of all proxy statements, financial statements, reports and other communications, if any, which the Seller or the Corporation sends to its security holders, and copies of all regular, periodic and special reports, if any, which the Seller or the Corporation files with the Securities and Exchange Commission or with any securities exchange on Forms 10-K, 10-Q, 8-K or any successor forms thereto.

     (j) Litigation. As soon as possible, and in any event within ten Business Days of the Seller's or the Corporation's knowledge thereof, the Seller, or the Corporation, as the case may be, shall give the Buyer notice of (i) any litigation, investigation or proceeding against such entity which may exist at any time which, in the reasonable judgment of the Seller or the Corporation, could have a material adverse effect on the financial condition or results of operations of the Seller or the Corporation or impair the ability of the Seller, the Servicer or the Corporation to perform their respective obligations under this Agreement, under the Purchase Agreement or under the Servicing Agreement and (ii) any material adverse development in any such previously disclosed litigation.

     (k) Total Systems Failure. The Servicer shall promptly notify the Buyer of any total systems failure and shall advise the Buyer of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered until a total systems failure is remedied, the Servicer
(i) will furnish to the Buyer such periodic status reports and other information relating to such total systems failure as the

FORM 10-Q
Exhibit 2.1(m)  (continued)

 Buyer may reasonably request and (ii) will promptly notify the Buyer if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Monthly Report can be delivered. The Servicer shall promptly notify the Buyer when a total systems failure has been remedied.

     (l) Notice of Relocation. The Seller and the Corporation, respectively, shall give the Buyer 45 days' prior written notice of any relocation of its respective Chief Executive Office if, as a result of such relocation, the applicable provisions of the UCC of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller and the Corporation will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

     (m) Further Information. The Seller and the Corporation shall furnish or cause to be furnished to the Buyer such other information as promptly as practicable, and in such form and detail, as the Buyer may reasonably request.

     (n) Treatment of Purchase. For accounting purposes, the Seller shall treat each Incremental Purchase and each reinvestment Purchase made hereunder as a sale of a Purchased Interest in the underlying Receivables. The Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of a Purchased Interest to the Buyer and the Buyer's Investment therein.

     (o) Fees, Taxes and Expenses. The Seller shall pay all filing fees, stamp taxes, other taxes (other than taxes imposed directly on the overall net income of the Buyer) and expenses, including the fees and expenses set forth in Section 8.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

     (p) Administrative and Operating Procedures. The Servicer shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables and all collections and adjustments attributable thereto and shall

FORM 10-Q
Exhibit 2.1(m)  (continued)

comply in all material respects with the Credit and Collection
Policy in regard to each Receivable and related Contract.

     (q)  ERISA Events.

          (i) Promptly on becoming aware of the occurrence of any Event of Termination which together with all other Events of Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of the Corporation or any ERISA Affiliate or any combination of such entities in excess of $5,000,000, the Corporation shall give the Buyer a written notice specifying the nature thereof, what action the Corporation or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

          (ii) Promptly upon receipt thereof, the Corporation shall furnish to the Buyer copies of (i) all notices received by the Corporation or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by the Corporation or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $5,000,000; and (iii) all funding waiver requests filed by the Corporation or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by the Corporation or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

     (r) Collections. The Servicer shall instruct all Obligors to cause all Collections to be mailed to a Permitted Lockbox excluding Collections of Defaulted Receivables or Receivables which are the subject of a Dispute or are collected directly by the Seller or the Servicer to assure payment in accordance with the Credit and Collections Policy, provided such Collections are mailed to the Seller or an agent of the Seller and deposited in a Lockbox Bank within two Business Days of receipt.

     (s) Insurance. The Corporation shall, and shall cause each of its Consolidated Subsidiaries to maintain insurance with financially sound and reputable insurers on all property, in such amount and covering such risks, as are adequate and reasonable for

FORM 10-Q
Exhibit 2.1(m)  (continued)


the businesses in which the Corporation and its Consolidated
Subsidiaries are engaged.

     (t) Ratings. The Corporation shall give the Buyer prompt notice of any change in the ratings of the Corporation's commercial paper or long term debt securities by S&P or Moody's.

     (u) Separate Existence. The Seller and the Corporation each agree to maintain its separate legal identity. In addition, the Seller shall:

          (i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification or authorization to do business in each jurisdiction in which such qualification or authorization is or shall be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

          (ii) Maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than the use of the Seller and, except as may be expressly permitted by this Agreement, the funds of the Seller shall not be commingled with those of any of its Affiliates.

          (iii) To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and the Seller and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm's-length basis.

          (iv) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its member or members and Affiliates.

FORM 10-Q
Exhibit 2.1(m)  (continued)

          (v) Conduct its affairs strictly in accordance with its Operating Agreement and observe all necessary, appropriate and customary formalities of a limited liability company, including, but not limited to keeping separate and accurate minutes of any acts taken by the Seller, maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts.

          (vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

          (vii) Act solely in its own name and through its member or members and agents, and no Affiliate of the Seller shall be appointed to act as its agent, except as expressly contemplated by this Agreement and the Operating Agreement.
     The Seller shall use its own stationery.

          (viii) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than (i) capital contributions from the Corporation, made in the Corporation's sole discretion to enable the Seller to pay the purchase price of Receivables or (ii) as is otherwise provided herein or in the Purchase Agreement, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller; provided, however, that an Affiliate of the Seller may provide funds to the Seller in connection with the capitalization of the Seller.

          (ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it.

          (x) Not enter into any guaranty, or otherwise become liable, with respect to any obligation of any of its Affiliates.

          (xi) Ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

          (xii) Ensure that at all times it is adequately

FORM 10-Q
Exhibit 2.1(m)  (continued)

capitalized to engage in the transactions contemplated in the Operating Agreement, the Purchase Agreement and in the Seller's
Certificate attached as Exhibit C to the Purchase Agreement.

     (v) Support of Obligations. The Corporation shall take whatever actions are necessary to cause the Seller to fulfill all of its obligations to the Buyer hereunder.

     (w) Confirming Resolution. The Board of Directors of the Corporation shall, not later than 45 days after the Closing Date, adopt a resolution confirming the Corporation's right and power to act as the sole member of the Seller and the authorization of the officers of the Corporation to execute documents on behalf of the Corporation as member of the Seller.

     6.02. Negative Covenants. The Seller and the Corporation, as Servicer and in its individual capacity, each covenants that it will not, without the prior written consent of the Buyer which the Buyer agrees will not be unreasonably withheld:

     (a) Statement for and Treatment of the Sales. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Interest to the Buyer.

     (b) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms, or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Buyer.

     (c) No Liens. Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable, or any Permitted Lockbox or Lockbox Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Buyer and the Liens created in connection with the transactions contemplated by this Agreement; provided, that the Seller or the Corporation may cause inventory, the sale of which may give rise to a Receivable, to be subject to a Lien if (i) the security agreement, related financing statements and any other related documents specifically exclude from such Lien the proceeds of such inventory and (ii) the Buyer has reviewed such security agreement, financing statements and related documents and found such documents to be reasonably satisfactory to exclude from such Lien the proceeds of any such inventory.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (d) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Seller or the Corporation may merge with another Person if (A) the Seller or the Corporation, respectively, is the entity surviving such merger and (B) immediately after and giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

     (e)  No Changes.   Make any change in the character of its
business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable, or make any material change in the Credit and Collection Policy which would impair the collectibility of any Receivable or would have a material adverse effect on the Seller or the Corporation without prior written notification to and consent of the Buyer, or change its name, identity or structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Buyer at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

     (f) Change in Payments or Deposits of Payments. Add or terminate any Person as a Permitted Lockbox Bank from those Persons listed in Schedule 4 of the Disclosure Schedule, make, or permit any change in the location of any Permitted Lockbox or the location or account number of any Lockbox Account, or make any change in the instructions, to its Obligors regarding payments to be made to the Seller or payments to be made to any Permitted Lockbox.

     (g) ERISA Matters. Permit any event or condition which is described in any of clauses (i) through (vi), clause (viii) or clause (x) of the definition of Event of Termination to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of Termination occurring within the prior 12 months involve the payment of money by or an incurrence of liability of the Corporation or any ERISA Affiliate in an amount in excess of $10,000,000.

FORM 10-Q
Exhibit 2.1(m)  (continued)

                           ARTICLE VII

                           TERMINATION

     7.01. Termination Events. A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions:

     (a) either the Seller or Servicer, as the case may be, shall fail to remit or fail to cause to be remitted to the Buyer on any day any Collections or other amounts required to be remitted to the Buyer on such day; or

     (b) the Seller shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder; or

     (c) any representation, warranty, certification or statement made by the Seller or the Corporation under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller or the Corporation to the Buyer pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

     (d) the Seller or the Corporation shall fail to obtain the prior consent of the Buyer to any action or provision as to which such consent is required by the terms of this Agreement; or

     (e) the Seller, the Servicer (if not the Buyer) or the Corporation shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for seven Business Days after either (i) any Responsible officer of the Seller, the Servicer or the Corporation becomes aware thereof or
(ii) notice thereof to such Person by the Buyer; or

     (f) the Corporation or any of its Consolidated Subsidiaries shall fail to pay any Debt in excess of $5,000,000 of the Corporation or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default

FORM 10-Q
Exhibit 2.1(m)  (continued)

under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

     (g) the average of the Default Ratio, computed for each of the three immediately preceding months, shall exceed 5.5%; or the average of the Charge-Off Ratio, computed for each of the three immediately preceding months, shall exceed .75%; or the average of the Dilution Ratio, computed for each of the three immediately preceding months, shall exceed 4.5%; or

     (h) a Permitted Lockbox Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of the Permitted Lockbox or the Lockbox Servicing Instructions executed by the Seller or the Servicer or the Seller or Servicer shall default or fail in the performance or observance of any covenant, agreement or duty set forth in Section 4.09 hereof and such default or failure shall continue for two Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Servicer, if so requested by the Buyer; or

     (i) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Seller or the Corporation is required to disclose pursuant to Section 6.01(j) hereof, which in the opinion of the Buyer is likely to materially adversely affect the financial position or results of operations of the Seller or any Affiliate thereof or impair the ability of the Seller or the Servicer to perform its respective obligations under this Agreement or under the Servicing Agreement; or

     (j) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Receivables or the ability of the Servicer to perform hereunder or the warranty in Section 5.03(k)(z) hereof shall not be true at any time; or

     (k) an Event of Bankruptcy shall occur with respect to the Seller or the Corporation; or

FORM 10-Q
Exhibit 2.1(m)  (continued)

     (l) the Buyer's Percentage Interest shall at any time exceed 100% (but for the limitation set forth in the first sentence of the second paragraph of the definition of such term) and shall continue to exceed 100% for five calendar days; or

     (m) 60 days following the date on which (i) the Securities and Exchange Commission, any banking regulatory authority or any other Official Body having jurisdiction over J.P. Morgan & Co. Incorporated ("JPM") or any of its subsidiaries, shall require the consolidation of the assets and liabilities of the Buyer on the balance sheet of JPM or any of its subsidiaries (including, without limitation, Morgan Guaranty Trust Company of New York) or shall require that capital be maintained with respect thereto under any capital requirements as if such assets were owned by JPM or any of its subsidiaries, (ii) the independent auditors for JPM shall have advised JPM or any of its subsidiaries in writing that in their opinion such consolidation is required by GAAP or applicable Law, rule or regulations, (iii) any Affected Party shall determine that any arrangement or transaction contemplated by this Agreement, the Purchase Agreement, the Credit Agreement, the Security Agreement or the Letter of Credit Reimbursement Agreement will impose an adverse regulatory impact on such Affected Party, including without limitation, any Transaction Cost described in Section 8.02 hereof; or (iv) the Buyer shall determine that the Buyer may be required to register as an investment company under the Investment Company Act of 1940, as amended;

     (n) the unsecured long-term debt rating of the Corporation shall be downgraded below BB or Ba2 by S&P or Moody's, respectively;

     (o) 100% of the Seller's capital stock is not owned by the Corporation; or

     (p)  the occurrence of a Servicing Default.

     7.02.  Consequences of a Termination Event.

     (a) If a Termination Event specified in Section 7.01 hereof shall occur and be continuing, the Buyer may, by notice to the Seller and the Servicer (a "Notice of Termination"), terminate its obligation to purchase any interest in any Receivables (including by reinvestment) hereunder and declare all outstanding Tranche Periods to be ended; provided that, in the case of a Termination Event under Section 7.01(k) hereof, such obligation of the Buyer hereunder shall be automatically terminated without any action on the part of the Buyer and all outstanding Tranche Periods shall be

FORM 10-Q
Exhibit 2.1(m)  (continued)

ended. Any such termination shall reduce the Maximum Net Investment in effect from time to time thereafter to the amount of the aggregate Net Investment at such time and the Buyer may, pursuant to Section 2.06(d) hereof and in any case other than a termination due to a Termination Event described in Section 7.01(m) hereof, declare the Tranche Rates applicable to the Net Investment to be the Base Rate plus 1% per annum. The Buyer shall give S&P and Moody's prompt notice of the Buyer's delivery of a Notice of Termination to the Seller and the Servicer; provided, however, that failure to give such notice shall not affect the effectiveness of, or the rights of the Buyer resulting from the delivery of,such Notice of Termination.

     (b) Upon any termination of the Buyer's obligations pursuant to this Section 7.02, the Buyer shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

     (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section
365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C.
362(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

                          ARTICLE VIII

                          MISCELLANEOUS

     8.01. Expenses. The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the, Buyer and the Referral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of tho Buyer, but excluding salaries and similar overhead costs of the Buyer and the Referral Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of the Buyer and the Referral Agent (i) in connection with the negotiation, execution, delivery and preparation of the Purchase Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) and (ii) from time to time (a) relating to any requested amendments, waivers

FORM 10-Q
Exhibit 2.1(m)  (continued)

or consents under the Purchase Documents, (b) arising in connection with the Buyer's or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 8.02 hereof, shall be referred to in this Agreement as "Transaction Costs".

     8.02.  Indemnity for Taxes, Reserves and Expenses.

     (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

          (i) shall subject any Affected Party and any permitted assigns and participants (collectively, the "Indemnified Parties") to any tax, duty or other charge with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

          (ii) shall impose, modify or deem applicable,any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables; or

FORM 10-Q
Exhibit 2.1(m)  (continued)

          (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to the Purchase Documents, the Purchased Interest, the Receivables, the obligations thereunder, the funding of any purchases thereunder, the Credit Agreement or the Letter of Credit Reimbursement Agreement, by an amount deemed by such Indemnified Party to be material, then, within 10 days after demand by the Buyer, the Seller shall pay to the Buyer such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

     (b) if any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by the Buyer, the Seller shall pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

     (c) The Buyer will promptly notify the Seller of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this
Section 8.02. A notice by the Buyer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Buyer may use any reasonable averaging and attributing methods.

FORM 10-Q
Exhibit 2.1(m)  (continued)

     8.03.  Indemnity.

     (a) The Seller and the Corporation each respectively with respect to any action taken or failure to take action or any breach or event or other cause relating to it, but not jointly, agree to indemnify, defend and save harmless the Buyer, its directors, officers, shareholders, employees, agents and each legal entity, if any, who controls the Buyer, other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which the Buyer may incur or which may be asserted against the Buyer by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller or the Corporation) arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller or the Corporation (in any of its capacities hereunder) made or deemed made hereunder or in connection herewith or the transactions contemplated hereby, or any statement made by any Responsible Officer of the Seller or the Corporation in connection herewith or the transactions contemplated hereby which shall have been incorrect in any material respect when made, or (ii) any action taken or, if the Seller or the Corporation is otherwise obligated to take action, failed to be taken, by the Seller or the Corporation with respect to the Purchased Interest or any of its respective obligations hereunder including, without limitation, the failure to comply with an applicable law, rule or regulation, (iii) any failure to vest and maintain vested in the Buyer an undivided ownership interest in the Receivables included in the Purchased Interest, free and clear of any Lien or other adverse claim, whether existing at the time of Purchase of such Receivables or at any time thereafter, (iv) any failure to pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction, (v) any products liability claim arising out of or relating to the Purchased Interest in the Receivables or related Contracts, or (vi) any dispute, suit, actions, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation of order, on tort, on contract or otherwise, before any Official Body which arises out of or relates to the obligations of such Person under or with respect to the Contracts.

     (b) Promptly upon receipt by any indemnified party under this

FORM 10-Q
Exhibit 2.1(m)  (continued)

Section 8.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such indemnified party, such indemnified party shall, if a claim in respect thereof is to be made against the Seller or the Corporation hereunder, notify the Seller or the Corporation in writing of the commencement thereof. The Seller or the Corporation may participate in and assume the defense of any such suit, action, claim proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller or the Corporation, as the case may be, and the indemnified party.
Neither the approval of the Seller nor the Corporation will be unreasonably withheld or delayed. After notice from the Seller or the Corporation to the indemnified party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Buyer, and so long as the Seller or the Corporation so assumes the defense thereof in a manner reasonably satisfactory to the Buyer, neither the Seller nor the Corporation shall be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller and/or the Corporation and the indemnified party.

     8.04. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next succeeding Business Day.

     8.05. Records. All amounts calculated or due hereunder shall be determined from the records of the Buyer, which determinations shall be conclusive absent manifest error.

     8.06. Amendments and Waivers. The Buyer, the Seller, the Servicer and the Corporation may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Buyer, in its sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller, the Servicer or the Corporation under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. An waiver of any provision hereof, and any consent to a departure by the Seller, the Servicer or the Corporation from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the Agent, the Collateral Agent or the LOC Bank, such amendment, departure or waiver shall not be effective until consented to by the Affected

FORM 10-Q
Exhibit 2.1(m)  (continued)

Party. The Buyer shall deliver to S&P and Moody's copies of all agreements, waivers and consents relating to this Agreement; provided, however, that failure to deliver any such agreement, waiver or consent shall not affect the effectiveness of any such instrument.

     8.07. Term of Agreement. This Agreement shall terminate following the Expiration Date when the Net Investment has been reduced to zero and all Discount and all other Aggregate Unpaids have been indefeasibly paid in full; provided, however, that (i) the rights and remedies of the Buyer with respect to any representation and warranty made or deemed to be made by the Seller, the Servicer or the Corporation pursuant to this Agreement,
(ii) the indemnification and payment provisions set forth in Sections 4.11, 8.01, 8.02 and 8.03 hereof and (iii) the agreement set forth in Section 8.20 hereof shall be continuing and shall survive any termination of this Agreement.

     8.08. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Buyer in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Buyer under the Purchase Documents are cumulative and not exclusive of any rights or remedies which the Buyer would otherwise have.

     8.09. No Discharge. The respective obligations of the Seller, the Servicer and the Corporation under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole of in part by the Buyer of any balance of any deposit account or credit on its books in favor of the Seller, the Servicer, the Corporation, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller, the Servicer or the Corporation as a matter of Law.

     8.10.  Notices.  All notices under Section 7.02 hereof shall

FORM 10-Q
Exhibit 2.1(m)  (continued)

be given to the Seller, the Servicer and the Corporation by telephone or facsimile, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "Notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex or facsimile with confirmation in writing mailed first-class mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

     8.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     8.12. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Seller, the Servicer and the Corporation hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this Section 8.12 shall affect the right of the Buyer to bring any action or proceeding against the Seller, the Servicer or the Corporation or the property of the Seller, the Servicer or the Corporation in the courts of other jurisdictions.

     8.13. Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

     8.14.  Survival.  All representations and warranties of the

FORM 10-Q
Exhibit 2.1(m)  (continued)

Seller, the Servicer and the Corporation contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by the Buyer, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 8.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation to make Purchases hereunder, the reduction of the Net Investment to zero and the payment in full of all Discount and all other Aggregate Unpaids.

     8.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     8.16. Set-Off. In case a Termination Event shall occur and be continuing, the Buyer and, to the fullest extent permitted by Law, the holder of any assignment of the Buyer's rights hereunder pursuant to the Security Agreement, shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller, to set-off against and to appropriate and apply to any amount owing by the Seller hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller by the Buyer or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller with the Buyer or the Collateral Agent under the Security Agreement. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller is or are matured other than by operation of this Section
8.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Buyer or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of the Buyer's or any holder's rights of set-off or other rights under applicable Law.

     8.17. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Seller nor the Servicer nor the Corporation may assign any of its rights or delegate any of its duties hereunder without the prior written

FORM 10-Q
Exhibit 2.1(m)  (continued)

consent of the Buyer. No provision of this Agreement shall in any manner restrict the ability of the Buyer to assign, participate, grant security interests in, or otherwise transfer any portion of the Purchased Interest. The Seller and the Corporation hereby agree and consent to the complete assignment by the Buyer of all of its rights under, interest in, title to and obligations under the Purchase Documents to the Collateral Agent.

     8.18. Waiver of Confidentiality. Subject to the requirements of applicable Laws, the Buyer agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information, any non-public information supplied to it by the Seller or the Corporation pursuant to this Agreement which is identified by such Seller as being confidential at the time the same is delivered to the Buyer. Notwithstanding the foregoing subject to applicable laws, the Seller and the Corporation hereby consent to the disclosure of any non-public information supplied by it to any of the Affected Parties.

     8.19. Payments Set Aside. To the extent that the Seller, the Corporation or any Obligor makes a payment to the Buyer or the Buyer exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, the Corporation or such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 8.19 shall survive the termination of this Agreement.

     8.20. No Petition. The Seller, the Corporation and the Servicer agree that, prior to the date which is one year and one day after the date upon which all obligations of the Seller to the Buyer hereunder are paid in full and all outstanding Commercial Paper and other indebtedness of the Buyer are paid in full, neither will institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

     8.21.  No Recourse.  The obligations of the Buyer under this

FORM 10-Q
Exhibit 2.1(m)  (continued)

Agreement are solely the corporate obligations of the Buyer. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill Lynch Money Markets Inc.("Merrill"), Goldman Sachs Money Markets, L.P. ("Goldman", and collectively with Merrill, the "Dealers"), any Affected Party or the Referral Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. For purposes of this paragraph, the term "Dealers" shall mean and include Merrill, Goldman and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them; provided, however, that the Buyer shall not be considered to be an Affiliate of either Dealer, the Referral Agent or any other Affected Party for the purposes of this Section.

FORM 10-Q
Exhibit 2.1(m)  (continued)

          IN WITNESS WHEREOF, the parties hereto, by the authorized signatories, have executed and delivered this Agreement as of the date first above written.

                         DELAWARE FUNDING CORPORATION
                         By:  Morgan Guaranty Trust Company of New
                              York, as attorney-in-fact for
                              Delaware Funding Corporation

                              By:/s/ Richard A. Burke
                                 Authorized Signatory

                              Title: Vice President

Address for Notices:          Delaware Funding Corporation
                              c/o J H Holdings Corporation Ropes
                              & Gray
                              One International Place
                              Boston, MA 02110-2464
                              Attention: David Donaldson
                              Tel. No.: (617) 951-7000
                              Fax:      (617) 951-7050

With a copy to
the Referral Agent:           Morgan Guaranty Trust Company of New
                              York
                              500 Stanton Christiana Road
                              Newark, Delaware 19713-2107
                              Attention:  Structured Finance
                                          Group
                              Tel. No.: (302) 634-5486
                              Fax:      (302) 634-5490

Address for Funds Transfer:   Morgan Guaranty Trust Company of New
                              York
                              Commercial Paper Account
                              Morgan Guaranty Trust Company of New
                              York,
                              as Collateral Agent and Assignee -
                              Account No. 230-46-104
                              Morgan Guaranty Trust Company of New
                              York
                              500 Stanton Christiana Road
                              Newark, Delaware 19713-2107

         [Receivables Purchase Agreement Signature Page]

FORM 10-Q
Exhibit 2.1(m)  (continued)

                             CONE RECEIVABLES LLC

                             By: Cone Mills Corporation,
                                   its sole Member

                             By:/s/ Neil W. Koonce
                                Authorized Signatory

                             Title: Vice President

Address for Notices:         David E. Bray, Treasurer
                             3101 North Elm Street
                             Third Floor
                             Greensboro, NC  27415-6540

With a copy to:              Leesa C. Sluder
                             Director
                             Treasury Services
                             Cone Mills Corporation
                             3101 North Elm Street
                             Greensboro, NC 27415-6540

Address for Funds Transfer:  MORGAN GUARANTY TRUST COMPANY,
                             NEW YORK
                             Account No. 013-05-858

                             CONE MILLS CORPORATION

                             By:/s/ David E. Bray
                                Authorized Signatory

                             Title: Treasurer

Address for Notices:         David E. Bray, Treasurer
                             3101 North Elm Street
                             Greensboro, NC  27415-6540

With a copy to:              Leesa C. Sluder
                             Director
                             Treasury Services
                             Cone Mills Corporation
                             3101 North Elm Street
                             Greensboro, NC 27415-6540

         [Receivables Purchase Agreement Signature Page]

FORM 10-Q
Exhibit 2.1(m)  (continued)


          ADDENDUM TO RECEIVABLES PURCHASE AGREEMENT
          AS FILED WITH FORM 10-Q DATED MARCH 30, 1997

     The following exhibits and schedules to the Receivables
Purchase Agreement have been omitted from the filed document pursuant to Regulation S-K(17 CFR 229), Item 601(b)(2):

Exhibits

Exhibit A      (Not used)
Exhibit B      Description of Qualifying Receivables
Exhibit C      Form of Purchase Notice for Incremental Purchase
Exhibit D      Form of Tranche Selection Notice
Exhibit E      Form of Report Showing Discount
Exhibit F      (Not used)
Exhibit G      Form of Monthly Report
Exhibit H      Form of Lockbox Transfer Letter
Exhibit I      (Not used)
Exhibit J      (Not used)
Exhibit K      (Not used)
Exhibit L      Information regarding Chief Executive Office, Etc.
               pursuant to Section 5.03(f)

Schedules

Schedule 1     Credit and Collections Policy

Schedule 2 Information regarding Material Adverse Changes pursuant to Section 5.03(k)

Schedule 3 Information regarding Litigation, etc. pursuant to Sections 5.01(k) and 5.03(l)

Schedule 4 Permitted Lockbox Banks, Lockbox Account Numbers and Permitted Lockboxes

Schedule 5     Persons that may not be Successor Servicers

     The Registrant does hereby agree to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

                             CONE MILLS CORPORATION

                             By: /s/ Terry L. Weatherford
                             Title:  Secretary